Exhibit 10.1

NORDSTROM 401(k) PLAN
(January 1, 2024 Restatement)

TABLE OF CONTENTS

PREAMBLE    1
ARTICLE I DEFINITIONS AND INTERPRETATION    2
1.1    Plan Definitions    2
1.2    Interpretation    11
ARTICLE II SERVICE    12
2.1    Special Definitions    12
2.2    Crediting of Hours of Service    12
2.3    Hours of Service Equivalencies    13
2.4    Limitations on Crediting of Hours of Service    14
2.5    Department of Labor Rules    15
2.6    Eligibility Service    15
2.7    Years of Vesting Service    15
2.8    Exclusion of Vesting Service Earned Following a Break for Determining Vested Interest in Prior Account    16
2.9    Crediting of Hours of Service with Respect to Short "Computation Periods"    16
2.10    Crediting of Service on Transfer or Amendment    16
ARTICLE III ELIGIBILITY    17
3.1    Eligibility    17
3.2    Transfers of Employment    17
3.3    Reemployment    17
3.4    Notification Concerning New Eligible Employees    17
3.5    Effect and Duration    18
ARTICLE IV 401(K) CONTRIBUTIONS    19
4.1    401(k) Contributions    19
4.2    Amount of 401(k) Contributions    19
4.3    Roth 401(k) Contributions    20
4.4    Catch-Up 401(k) Contributions    20
4.5    Automatic Contribution Arrangement    21
4.6    Notice of Automatic Contribution Arrangement    22
4.7    Automatic Escalation in 401(k) Contributions    23
4.8    Contributions Limited to Effectively Available Compensation    25
4.9    Amendments to Reduction Authorization    25
4.10    Suspension of 401(k) Contributions    25
4.11    Resumption of 401(k) Contributions    25
4.12    Delivery of 401(k) Contributions    26
4.13    Vesting of 401(k) Contributions    26

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ARTICLE V AFTER-TAX AND ROLLOVER CONTRIBUTIONS    27
5.1    No After-Tax Contributions    27
5.2    Rollover Contributions    27
5.3    Direct Rollovers to Plan    27
5.4    Participant Rollovers to Plan    28
5.5    Restrictions on Rollover Contributions    28
5.6    Treatment of After-Tax Contributions that are Rolled Over to the Plan    29
5.7    Treatment of Designated Roth Contributions that are Rolled Over to the Plan    29
5.8    Vesting of Rollover Contributions    29
ARTICLE VI EMPLOYER CONTRIBUTIONS    30
6.1    Contribution Period    30
6.2    Qualified Nonelective Contributions    30
6.3    Allocation of Qualified Nonelective Contributions    30
6.4    Amount and Allocation of QACA Safe Harbor Matching Contributions    31
6.5    Verification of Amount of Employer Contributions by the Administrator    31
6.6    Payment of Employer Contributions    31
6.7    Allocation Requirements for Employer Contributions    32
6.8    Vesting of Employer Contributions    32
6.9    100% Vesting Events    33
6.10    Changes to Vesting Schedule    33
6.11    Forfeitures to Reduce Employer Contributions    34
ARTICLE VII LIMITATIONS ON CONTRIBUTIONS    35
7.1    Special Definitions    35
7.2    Code Section 402(g) Limit    42
7.3    Distribution of "Excess Deferrals"    43
7.4    Limitation on Contributions of Highly Compensated Employees – ACP Test    44
7.5    Determination and Allocation of Excess Aggregate Contributions Among Highly Compensated Employees    45
7.6    Forfeiture or Distribution of "Excess Aggregate Contributions"    46
7.7    Treatment of Forfeited Matching Contributions    47
7.8    Determination of Income or Loss    47
7.9    Deemed Satisfaction of the ADP Test    47
7.10    Notice Requirements for QACA Safe Harbor Matching Contributions    48
7.11    Code Section 415 Limitations on Crediting of Contributions and Forfeitures    49

7.12    Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan    50
7.13    Scope of Limitations    50
ARTICLE VIII TRUST FUNDS AND ACCOUNTS    51
8.1    General Fund    51
8.2    Selection of Investment Funds    51
8.3    Self-Directed Brokerage Investment Fund    51
8.4    Loan Investment Fund    52
8.5    Income on Trust    52
8.6    Accounts    52
8.7    Sub-Accounts    52
ARTICLE IX LIFE INSURANCE CONTRACTS    53
9.1    No Life Insurance Contracts    53
ARTICLE X DEPOSIT AND INVESTMENT OF CONTRIBUTIONS    54
10.1    Future Contribution Investment Elections    54
10.2    Deposit of Contributions    54
10.3    Election to Transfer Between Funds    54
10.4    404(c) Protection    55
10.5    Voting and Tendering Employer Stock    55
ARTICLE XI CREDITING AND VALUING ACCOUNTS    57
11.1    Crediting Accounts    57
11.2    Valuing Accounts    57
11.3    Plan Valuation Procedures    57
11.4    Unit Accounting Permitted    58
11.5    Finality of Determinations    58
11.6    Notification    58
ARTICLE XII LOANS    59
12.1    Application for Loan    59
12.2    Collateral for Loan    59
12.3    Reduction of Account Upon Distribution    59
12.4    Legal Requirements Applicable to Plan Loans    60
12.5    Administration of Loan Investment Fund    62
12.6    Default    62
12.7    Deemed Distribution Under Code Section 72(p)    62
12.8    Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)    63
12.9    Special Rules Applicable to Loans    63
12.10    Prior Loans    64

ARTICLE XIII WITHDRAWALS WHILE EMPLOYED    65
13.1    Non-Hardship Withdrawals of Rollover Contributions    65
13.2    Age 59 1/2 Withdrawals    65
13.3    Withdrawal by Terminally ill Participant    65
13.4    Withdrawal Upon Deemed Severance from Employment Due to Qualified Military Service    65
13.5    Overall Limitations on Non-Hardship Withdrawals    66
13.6    Hardship Withdrawals    66
13.7    Hardship Determination    67
13.8    Satisfaction of Necessity Requirement for Hardship Withdrawals    68
13.9    Conditions and Limitations on Hardship Withdrawals    68
13.10    Order of Withdrawal from a Participant's Sub-Accounts    68
ARTICLE XIV TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE    70
14.1    Termination of Employment and Settlement Date    70
14.2    Separate Accounting for Non-Vested Amounts    70
14.3    Disposition of Non-Vested Amounts    71
14.4    Treatment of Forfeited Amounts    71
14.5     Recrediting of Forfeited Amounts    72
ARTICLE XV DISTRIBUTIONS    73
15.1    Distributions to Participants    73
15.2    Partial Distributions to Retired or Terminated Participants    73
15.3    Distributions to Beneficiaries    73
15.4    Code Section 401(a)(9) Requirements    73
15.5    Cash Outs and Participant Consent    75
15.6    Required Commencement of Distribution    75
15.7    Reemployment of a Participant    75
15.8    Restrictions on Alienation    75
15.9    Facility of Payment    76
15.10    Inability to Locate Payee and Non-Negotiated Checks    76
15.11    Distribution Pursuant to Qualified Domestic Relations Orders    77
ARTICLE XVI FORM OF PAYMENT    78
16.1    Form of Payment    78
16.2    Direct Rollover    78
16.3    Notice Regarding Form of Payment    79
16.4    Distribution in the Form of Employer Stock    79
16.5    Section 242(b)(2) Elections    80
ARTICLE XVII BENEFICIARIES    81
17.1    Designation of Beneficiary    81

17.2    Spousal Consent Requirements    81
17.3    Revocation of Beneficiary Designation Upon Divorce    81
ARTICLE XVIII ADMINISTRATION    83
18.1    Authority of the Administrator    83
18.2    Discretionary Authority    83
18.3    Claims Review Procedure    83
18.4    Special Rules Applicable to Claims Related to Investment Errors    91
18.5    Exhaustion of Remedies & Dispute Resolution    91
18.6    Grounds for Judicial Review    92
18.7    Qualified Domestic Relations Orders    92
18.8    Correction of Erroneous Payments and Overpayments    92
18.9    Indemnification    92
18.10    Prudent Man Standard of Care    92
18.11    Actions Binding    93
ARTICLE XIX AMENDMENT AND TERMINATION    94
19.1    Amendment by the Mass Submitter    94
19.2    Amendment by Plan Sponsor    94
19.3    Amendment by Provider    95
19.4    Limitation on Amendment    97
19.5    Termination    97
19.6    Inability to Locate Payee on Plan Termination    99
19.7    Reorganization    99
19.8    Withdrawal of an Employer    99
19.9    Loss of Pre-Approved Plan Status    100
ARTICLE XX ADOPTION BY OTHER ENTITIES    101
20.1    Adoption by Related Employers    101
20.2    Effective Plan Provisions    101
ARTICLE XXI MISCELLANEOUS PROVISIONS    102
21.1    No Commitment as to Employment    102
21.2    Benefits    102
21.3    No Guarantees    102
21.4    Expenses    102
21.5    Precedent    102
21.6    Duty to Furnish Information    103
21.7    Merger, Consolidation, or Transfer of Plan Assets    103
21.8    Condition on Employer Contributions    103
21.9    Return of Contributions to an Employer    103
21.10    Validity of Plan    104
21.11    Trust Agreement    104

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21.12    Parties Bound    104
21.13    Application of Certain Plan Provisions    104
21.14    Merged Plans    104
21.15    Transferred Funds    105
21.16    Veterans Reemployment Rights    105
21.17    Delivery of Cash Amounts    106
21.18    Written Communications    106
21.19    Direct Transfer of Contributions    106
21.20    Plan Correction Procedures    106
ARTICLE XXII TOP-HEAVY PROVISIONS    108
22.1    Definitions    108
22.2    Applicability    110
22.3    Minimum Employer Contribution    110
22.4    Exclusion of Collectively-Bargained Employees    110

PREAMBLE

The Nordstrom 401(k) Plan, originally effective as of December 31, 1952 and last amended and restated in 2021, is hereby amended and restated in its entirety. Except as otherwise provided herein, this amendment and restatement shall be effective as of January 1, 2024. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Code Section 401(a) and includes a cash or deferred arrangement that is intended to qualify under Code Section 401(k). The Plan is maintained for the exclusive benefit of eligible Employees and their Beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date.

ARTICLE I
DEFINITIONS AND INTERPRETATION
1.1    Plan Definitions
As used herein, the following words and phrases, when they appear with initial letters capitalized as indicated below, have the meanings hereinafter set forth:

An "Account" means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

The "Administrator" means the Compensation, People and Culture Committee of the Board of Directors of the Sponsor or its successor (also referred to herein as “CPCC”).

An "After-Tax Contribution" means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to this amendment and restatement or any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan. After-tax employee contributions that are rolled over to the Plan in accordance with the provisions of Article V are treated as Rollover Contributions rather than After-Tax Contributions for purposes of withdrawals as outlined in Article XIII.

The "Beneficiary" of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

A Participant's "Benefit Payment Date" means the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

A "Break in Service" means any "computation period" (as defined in Section 2.1 for purposes of determining years of Vesting Service) during which an Employee completes no more than 500 Hours of Service except that no Employee shall incur a Break in Service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Employer pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

A "Catch-Up 401(k) Contribution" means any 401(k) Contribution made on behalf of a Participant that is in excess of an applicable Plan limit and is made pursuant to, and is intended to comply with, Code Section 414(v). Catch-Up 401(k) Contributions may include Pre-Tax 401(k) Contributions and/or Roth 401(k) Contributions.

The "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The "Compensation" of a Participant for any period means the wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as a Covered Employee for which his Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (commonly referred to as W-2 earnings).

Notwithstanding the foregoing, Compensation shall not include the following:

    reimbursements and other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits.
Compensation includes (i) any elective deferral, as defined in Code Section 402(g)(3), (ii) any amount contributed or deferred by the Employer at the Participant's election which is not includable in the Participant's gross income by reason of Code Section 125, 132(f)(4), or 457, and (iii) certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions. Such amounts shall be included in Compensation only to the extent that they would otherwise have been included in Compensation as defined above.

Notwithstanding any other provision of the Plan to the contrary, if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.401(k)-1(d)(2)) with the Employers and all Related Employers, Compensation shall not include amounts received by the Participant following such severance from employment except as provided below:

    Compensation shall include amounts that would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, but only to the extent such amounts (1) would have been includable in Compensation if his employment had continued and (2) are paid before the later of (a) the close of the "limitation year" (as defined in Section 7.1) in which the Participant's severance from employment occurs or (b) within 2 ½ months of such severance.

Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as a Covered Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his Compensation will include any "military differential pay", as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, "military differential pay" means any payment made to the Participant by the Employer with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as a Covered Employee.
In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed the limit in effect under Code Section 401(a)(17) ($255,000 for Plan Years beginning in 2013, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

A "Contribution Period" means the period specified in Article VI for which Employer Contributions shall be made.

A "Covered Employee" means any Employee of an Employer. Notwithstanding the foregoing, the term "Covered Employee" shall not include the following:

    any individual with respect to whom an Employer does not withhold income or employment taxes and file Form W-2 (or any replacement Form) with the Internal Revenue Service because such individual has executed a contract, letter of agreement, or other document acknowledging his status as an independent contractor who is not entitled to benefits under the Plan or is otherwise not classified by his Employer as a common law employee, even if such individual is later adjudicated to be a common law employee of his Employer, unless and until the Employer extends coverage to such individual.
    any Leased Employee.
    any nonresident alien who does not receive United States source income.

    any Employee acquired in an asset or stock acquisition, merger, or similar transaction described in Code Section 410(b)(6)(C) until the date the acquiring Employer extends coverage to such Employees.
    any individual classified by the Administrator as an employee of a non-affiliated entity any individual who is not paid through the Employer’s payroll system and does not receive a W-2 from the Employer.
The term "Covered Employee" shall include any Employee who is covered by a collective bargaining agreement with the Employer only if and to the extent such collective bargaining agreement provides for coverage under the Plan.

"Disabled" means the Participant is determined to be eligible for disability benefits under his employer's long-term disability plan or, if he is not covered by a long-term disability plan, he is eligible to receive a disability benefit under the terms of the Social Security Act.

An "Eligible Employee" means any Covered Employee who has met the eligibility requirements of Article III to participate in the Plan.

The "Eligibility Service" of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

An "Employee" means any common law employee of an Employer or a Related Employer and any Leased Employee.

An "Employer" means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX.

An "Employer Contribution" means the amount, if any, that an Employer contributes to the Plan on behalf of its Eligible Employees in accordance with the provisions of Article VI or Article XXII and that an Eligible Employee may not elect instead to receive in cash.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

A "401(k) Contribution" means any amount contributed to the Plan on behalf of a Participant that the Participant could elect to receive in cash, but that the Participant elects, either affirmatively or pursuant to an automatic enrollment or automatic escalation provision, to have contributed to the Plan in accordance with the provisions of Article IV as either a Pre-Tax 401(k) Contribution or a Roth 401(k) Contribution.

The "General Fund" means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

A "Highly Compensated Employee" means any Covered Employee who is a "highly compensated active employee" as defined hereunder.

A "highly compensated active employee" includes any Covered Employee who performs services for an Employer or any Related Employer during the Plan Year and who (i) was a 5% owner at any time during the Plan Year or the "look back year" or (ii) received "compensation" from the Employers and Related Employers during the "look back year" in excess of the dollar amount in effect under Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $115,000 for "look back years" beginning after December 31, 2012) and was in the top paid group of Employees for the "look back year". A Covered Employee is in the top paid group of Employees if he is in the top 20% of the Employees of his Employer and all Related Employers when ranked on the basis of compensation paid during the "look back year".

The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of Employees in the top paid group, shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

    An Employee's "compensation" means his "415 compensation" as defined in Section 7.1.
    The "look back year" means the 12-month period immediately preceding the Plan Year.
An "Hour of Service" with respect to an Employee means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

The "Investment Fiduciary" means the fiduciary responsible for investments under the Plan, including, if applicable, selection of the Investment Funds and direction of the Trustee. The Administrator shall be the Investment Fiduciary, unless the Administrator designates another person or persons to act as such. The Administrator may designate different persons to act as its delegate in performing different functions of the Investment Fiduciary.

An "Investment Fund" means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

A "Leased Employee" means any person (other than an "excludable leased employee") who performs services for an Employer or a Related Employer (the "recipient") (other than an employee of the "recipient") pursuant to an agreement between the "recipient" and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the "recipient". An "excludable leased employee" means any Leased Employee of the "recipient" who is (a) covered by a money purchase pension plan maintained by the "leasing organization" which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least 10% of 415 compensation (as defined in Section 7.1), (ii) full and immediate vesting, and (iii) immediate participation by employees of the "leasing organization" or (b) performs substantially all of his services for the "leasing organization" or (c) whose compensation from the "leasing organization" in each Plan Year during the 4-year period ending with the Plan Year is less than $1,000. Notwithstanding the foregoing, a person shall not be treated as an "excludable leased employee" if Leased Employees (including any individual who would otherwise be considered an "excludable leased employee") constitute more than 20% of the "recipient's" non-highly compensated work force. For purposes of this Section, contributions or benefits provided to a Leased Employee by the "leasing organization" that are attributable to services performed for the "recipient" shall be treated as provided by the "recipient".

Notwithstanding the foregoing, if any person who performed services for a "recipient" pursuant to an agreement between the "recipient" and the "leasing organization" becomes a Covered Employee, all service performed by such person for the "recipient" shall be treated as employment with an Employer as an Employee, even if performed on less than a full-time basis, for less than a full year, or while an "excludable leased employee."

A "Matching Contribution" means any Employer Contribution made to the Plan on account of a Participant's 401(k) Contributions as provided in Article VI.

The "Normal Retirement Date" of an Employee means the date he attains age 60.

A "Participant" means any person who has satisfied the requirements of Article III to become an Eligible Employee and who has an Account in the Trust.

The "Plan" means the Nordstrom 401(k) Plan, as from time to time in effect.

A "Plan Year" means the 12-consecutive-month period ending each December 31.

A "Predecessor Employer" means any company that is a predecessor organization to an Employer under the Code, provided that the Employer maintains a plan of such predecessor organization.

A "Pre-Tax 401(k) Contribution" means any 401(k) Contribution made to the Plan on behalf of a Participant that is not includable in the Participant's taxable gross income, pursuant to Code Section 401(k), until distributed from the Plan.

A "Prior Matching Contribution" means any contribution made to the Plan prior to January 1, 2021, on account of a Participant's 401(k) Contributions.

A "Prior Nonelective Contribution" means any contribution made by a Participant's employer that (1) the Participant could not elect to receive in cash, (2) was not contingent upon the Participant's "elective contributions" or "employee contributions", as those terms are defined in Section 7.1, and (3) was made either (i) to the Plan pursuant to provisions of the Plan that are no longer in effect or (ii) to another plan and was transferred directly to the Plan from such other plan.

The "Provider" of this Pre-Approved Defined Contribution Plan is Plan Document Systems, LLC whose address is 1919 M St, NW, Suite 700, Washington, DC 20036 and phone is (202) 331-8800. The Provider certifies that it will inform the Sponsor of any amendments to the Plan or of the Provider’s discontinuance or abandonment of the Plan. For more information about the Plan, a Sponsoring Employer may contact Plan Document Systems, LLC at the address noted herein.

A "QACA Safe Harbor Matching Contribution" means any Matching Contribution designated as such and made to the Plan as provided in Article VI that meets the requirements of Code Section 401(k)(13)(D).

A "Qualified Nonelective Contribution" means any Employer Contribution made to the Plan as provided in Article VI that is 100% vested when allocated to Participants’ Accounts and may be taken into account to satisfy the limitations on 401(k) Contributions and/or Matching Contributions made by or on behalf of Highly Compensated Employees under Article VII.

A "Related Employer" means any corporation or business, other than an Employer, that would be aggregated with an Employer for a relevant purpose under Code Section 414, including members of an affiliated service group under Code Section 414(m), a controlled group of corporations under Code Section 414(b), or a group of trades or businesses under common control under Code Section 414(c) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o).

A Participant's "Required Beginning Date" means the following:

    for a Participant who is not a "5% owner", April 1 of the calendar year following the calendar year in which occurs the later of the Participant's (i) attainment of the “applicable age”(as defined herein) or (ii) retirement.
    for a Participant who is a "5% owner", April 1 of the calendar year following the calendar year in which the Participant attains the “applicable age.”
A Participant is a "5% owner" if he is a 5% owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains the “applicable age.” The Required Beginning Date of a Participant who is a "5% owner" hereunder shall not be re-determined if the Participant ceases to be a 5% owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

The “applicable age” means the following: (i) age 73, for a Participant born on or after January 1, 1951, (ii) age 72, for a Participant born before January 1, 1951, but on or after July 1, 1949, or (iii) age 70 ½, for a Participant born before July 1, 1949.

The “Retirement Committee” means the Retirement Committee established by the CPCC.

A "Rollover Contribution" means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

A "Roth 401(k) Contribution" means any 401(k) Contribution made on behalf of a Participant that is irrevocably designated as being made pursuant to, and is intended to comply with, Code Section 402A. Roth 401(k) Contributions are includable in a Participant's taxable gross income for the year in which they are contributed to the Plan. The term "Roth 401(k) Contribution" includes any "elective deferral," as defined in Code Section 402(g)(3)(A), made to a plan qualified under Code Section 401(a), that the Employee designated as a Roth contribution at the time it was contributed to such plan and that the Employee elects to roll over to the Plan in accordance with the provisions of Article V.

The "Settlement Date" of a Participant means the date on which a Participant's interest under the Plan becomes distributable in accordance with Article XV.

The "Sponsor" means Nordstrom, Inc., and any successor thereto.

A Participant's "Spouse" means the person to whom the Participant is legally married under the laws of the state or country in which the marriage originated, even if such marriage is not recognized under the laws of the state or country in which the Participant resides. Effective June 26, 2013, the term Spouse will apply with respect to a Participant who is married to an individual of the same sex. Additionally, a Plan will not be treated as failing to meet the requirements of Code Section 401(a) merely because it did not recognize the same-sex spouse of a Participant as a Spouse before June 26, 2013 or prior to September 16, 2013, if it only recognized the same-sex Spouse of a Participant domiciled in a state that recognized same-sex marriages. However, effective September 13, 2013, a marriage of same-sex individuals must be recognized if it was validly entered into in a state whose laws authorize the marriage even if the married couple is domiciled in a state that does not recognize the validity of same-sex marriages.

A "Sub-Account" means any of the individual sub-accounts of a Participant's Account that is maintained as provided in Article VIII.

A "Transfer Contribution" means any amount transferred to the Plan on an Employee's behalf directly from another qualified plan pursuant to a trust to trust transfer as provided in Section 21.19.

The "Trust" means the trust, custodial accounts, annuity contracts, or insurance contracts maintained by the Trustee under the Trust Agreement.

The "Trust Agreement" means any separate agreement or agreements entered into between the Plan and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Code Section 401. All provisions of the trust or custodial account document must be applicable to all adopting Employers of that trust or custodial account. The Trust Agreement or custodial account agreement must be in a document separate from this Plan, however if such separate trust or custodial agreement is found to be in direct conflict with this Plan, the terms of this Plan will govern.

The "Trustee" means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement. The Administrator may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

A "Trust Fund" means any fund maintained under the Trust by the Trustee.

A "Valuation Date" means the date or dates used for the purpose of valuing the General Fund and each Investment Fund and adjusting Accounts and Sub-Accounts hereunder, which dates need not be uniform with respect to the General Fund, each Investment Fund, Account, or Sub-Account; provided, however, that the General Fund and each Investment Fund shall be valued and each Account and Sub-Account shall be adjusted no less often than once annually. Unless otherwise designated, the Valuation Date under the Plan means each day a stock exchange under the Plan is open for business.

The "Vesting Service" of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2    Interpretation
Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine or gender neutral where applicable (and vice versa), the singular shall include the plural, and the plural shall include the singular.

ARTICLE II
SERVICE
2.1    Special Definitions
For purposes of this Article, the following terms have the following meanings:

A "computation period" for purposes of determining an Employee's years of Vesting Service means each Plan Year.
A "maternity/paternity absence" means an Employee's absence from employment with an Employer or a Related Employer because of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the Employee's adoption of the child, or the caring for the Employee's child immediately following the child's birth or adoption. An Employee's absence from employment will not be considered a maternity/paternity absence unless the Employee furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

2.2    Crediting of Hours of Service
An Employee shall be credited with an Hour of Service for:

(a)    Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or a Related Employer during the applicable period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours.
(b)    Subject to the provisions of Section 2.4, each hour for which he is paid, or entitled to payment, by an Employer, a Predecessor Employer, or a Related Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence.
(c)    Each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Employer during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and returns to work with an Employer or a Related Employer within the period during which he retains such reemployment rights; provided, however, that the same Hour of Service shall not be credited under paragraph (b) of this Section and under this paragraph (c).
(d)    Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, a Predecessor Employer, or a Related Employer; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.4.
(e)    Solely for purposes of determining whether an Employee who is on a "maternity/paternity absence" has incurred a Break in Service for a "computation period", Hours of Service shall include those hours with which such Employee would otherwise have been credited but for such "maternity/paternity absence", or shall include 8 Hours of Service for each day of "maternity/paternity absence" if the actual hours to be credited cannot be determined; except that not more than the minimum number of hours required to prevent a Break in Service shall be credited by reason of any "maternity/paternity absence"; provided, however, that any hours included as Hours of Service pursuant to this paragraph shall be credited to the "computation period" in which the absence from employment begins, if such Employee otherwise would incur a Break in Service in such "computation period", or, in any other case, to the immediately following "computation period".
(f)    Solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Employer during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to an Employee under this paragraph if the Employee fails to return to employment with an Employer or a Related Employer following such leave.
Unless otherwise specified in the Plan, for purposes of determining an Employee's Vesting Service, Hours of Service shall be credited for employment with a corporation or business prior to the date such corporation or business becomes a Related Employer as if such employment were employment with a Related Employer. If the corporation or business credited Vesting Service under the elapsed time method, such prior service will be calculated in accordance with the provisions of Section 2.10.

2.3    Hours of Service Equivalencies
Notwithstanding any other provision of the Plan to the contrary, if an Employer does not maintain records that accurately reflect actual Hours of Service with respect to a Covered

Employee, the Employer shall credit Hours of Service in accordance with one of the equivalencies described in this Section. In addition, the Administrator may elect for all Covered Employees or for Covered Employees in one or more different classifications (provided such classifications are reasonable), to credit Hours of Service in accordance with one of the equivalencies described in this Section. Hours of Service shall be credited hereunder in a consistent and nondiscriminatory manner.

In accordance with this Section, a Covered Employee may be credited with:

(a)    10 Hours of Service for each day on which he performs an Hour of Service;
(b)    45 Hours of Service for each week in which he performs an Hour of Service;
(c)    95 Hours of Service for each semi-monthly payroll period in which he performs an Hour of Service; or
(d)    190 Hours of Service for each month in which he performs an Hour of Service.
2.4    Limitations on Crediting of Hours of Service
In applying the provisions of Section 2.2(b), the following shall apply:

(a)    An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.
(b)    Hours of Service shall not be credited with respect to a payment which solely reimburses an Employee for medical or medically-related expenses incurred by him.
(c)    A payment shall be deemed to be made by or due from an Employer, a Predecessor Employer, or a Related Employer (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
(d)    No more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single "computation period"), unless no duties are performed due to service with the armed forces of the United States for which the Employee retains reemployment rights as provided in Section 2.2(c).
2.5    Department of Labor Rules
The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to particular periods, are hereby incorporated into the Plan by reference.

2.6    Eligibility Service
Because there are no Eligibility Service requirements to participate in the Plan, there shall be no Eligibility Service credited under the Plan.

2.7    Years of Vesting Service
Years of Vesting Service shall be determined in accordance with the following provisions:

(a)    An Employee shall be credited with years of Vesting Service for employment prior to January 1, 2024 equal to the number of years of Vesting Service credited to him as of January 1, 2024, under the terms of the Plan in effect on that date.
(b)    An Employee shall be credited with years of Vesting Service for employment on and after [DATE] in accordance with the following:
(i)    An Employee shall be credited with a year of Vesting Service for each "computation period" during which he completes at least 1,000 Hours of Service.
(ii)    Notwithstanding the provisions of paragraph (a), service completed by an Employee prior to a Break in Service shall not be included in determining the Employee's years of Vesting Service unless either:
(A)    the Employee had a nonforfeitable right to any portion of his Account, excluding that portion of his Account that is attributable to Rollover Contributions, before his Break in Service commenced, or
(B)    the number of his consecutive Breaks in Service is fewer than the greater of five or the aggregate number of his years of Vesting Service before his Break in Service commenced.

2.8    Exclusion of Vesting Service Earned Following a Break for Determining Vested Interest in Prior Account
Notwithstanding any other provision of the Plan to the contrary, Vesting Service completed by an Employee after a Break in Service shall not be included in determining his vested interest in his Account attributable to employment prior to such Break in Service if the number of his consecutive Breaks in Service is 5 or more.

2.9    Crediting of Hours of Service with Respect to Short "Computation Periods"
The following provisions shall apply with respect to crediting Hours of Service with respect to any short "computation period":

(a)    For purposes of this Article, the following terms have the following meanings:
(i)    An "old computation period" means any "computation period" that ends immediately prior to a change in the "computation period".
(ii)    A "short computation period" means any "computation period" of fewer than 12-consecutive months.
(b)    Notwithstanding any other provision of the Plan to the contrary, no Employee shall incur a Break in Service for a short "computation period" solely because of such short "computation period".
(c)    For purposes of determining the years of Vesting Service to be credited to an Employee, a "computation period" shall not include the "short computation period", but if an Employee completes at least 1,000 Hours of Service in the 12-consecutive-month period beginning on the first day of the "short computation period", such Employee shall be credited with a year of Vesting Service for such 12-consecutive-month period.
2.10    Crediting of Service on Transfer or Amendment
Notwithstanding any other provision of the Plan to the contrary, if as a result of a Plan amendment or a transfer from employment covered under another qualified plan maintained by an Employer or a Related Employer, the service crediting method applicable to an Employee changes between the elapsed time method described in Treasury Regulations Section 1.410(a)-7 and the Hours of Service method described in Department of Labor Regulations Sections 2530.200 through 2530.203, an affected Employee shall be credited with Vesting Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

ARTICLE III
ELIGIBILITY
3.1    Eligibility
Each Employee who was an Eligible Employee immediately prior to January 1, 2024 shall continue to be an Eligible Employee on January 1, 2024.

Each other Employee shall become an Eligible Employee as of the date he becomes a Covered Employee.

3.2    Transfers of Employment
If an Employee is transferred directly from employment with an Employer or with a Related Employer in a capacity other than as a Covered Employee to employment as a Covered Employee, he shall become an Eligible Employee as of the later of the date he is so transferred or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had been a Covered Employee for his entire period of employment with the Employer or Related Employer.

3.3    Reemployment
If a person who terminated employment with an Employer and all Related Employers is reemployed as a Covered Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. If such person was not an Eligible Employee prior to his termination of employment, but had satisfied the requirements of Section 3.1 prior to such termination, he shall become an Eligible Employee as of the later of the date he is reemployed or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had continued employment as a Covered Employee. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Employers and who is reemployed by an Employer or a Related Employer to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4    Notification Concerning New Eligible Employees
Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5    Effect and Duration
Upon becoming an Eligible Employee, a Covered Employee shall be entitled to make 401(k) Contributions to the Plan in accordance with the provisions of Article IV and receive allocations of Employer Contributions in accordance with the provisions of Article VI (provided he meets any applicable requirements thereunder) and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to make 401(k) Contributions to the Plan and to participate in allocations of Employer Contributions only so long as he continues employment as a Covered Employee.

ARTICLE IV
401(k) CONTRIBUTIONS
4.1    401(k) Contributions
Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to have 401(k) Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee's election shall include his authorization for his Employer to reduce his Compensation and to make 401(k) Contributions on his behalf. If an Eligible Employee who is not subject to the automatic contribution arrangement does not make a timely election to have 401(k) Contributions made to the Plan as of the date he first becomes eligible to participate, he shall be deemed to have elected a 0% reduction and may only change such deemed election pursuant to the provisions of this Article for amending reduction authorizations.

401(k) Contributions on behalf of an Eligible Employee shall commence as soon as administratively practicable on or after the date on which he first becomes eligible to participate.

4.2    Amount of 401(k) Contributions
The amount of 401(k) Contributions to be made each payroll period on behalf of an Eligible Employee by his Employer shall be a percentage, expressed in the increments prescribed by the Administrator, of the Eligible Employee's Compensation of not less than 1% nor more than 50%. In the event an Eligible Employee elects to have his Employer make 401(k) Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

An Employer may allow an Eligible Employee to authorize a special reduction in that portion of his Compensation that is attributable to any Employer paid cash bonuses made for such Eligible Employee for the Plan Year in an amount up to 50% of such bonuses. The Employer may designate the bonuses for which the special reduction authorization is available; provided, however, that such designation shall be made on a uniform and non discriminatory basis.

Notwithstanding any other provision of the Plan to the contrary, if a person is no longer an Eligible Employee on the date a bonus would otherwise be paid, no 401(k) Contribution with respect to such bonus shall be made on his behalf, and the person shall receive payment of his full bonus, if any.

4.3    Roth 401(k) Contributions
An Eligible Employee may designate, in accordance with rules prescribed by the Administrator, that a portion or all (as permitted by the Administrator) of his 401(k) Contributions for each payroll period be treated as Roth 401(k) Contributions. Any such designation must be made before the Compensation to which the Participant's 401(k) Contribution relates becomes available to the Eligible Employee and shall remain in effect until the Eligible Employee amends his election as prescribed in this Article. Except as otherwise specifically provided in this Article, if an Eligible Employee does not affirmatively designate that his 401(k) Contributions are to be treated as Roth 401(k) Contributions, the Eligible Employee will be considered to have designated that his 401(k) Contributions shall be treated as Pre-Tax 401(k) Contributions.

Any Roth 401(k) Contributions made to the Plan on behalf of a Participant shall be allocated to a separate Sub-Account maintained with respect to such contributions. The Administrator shall maintain a record of the portion of a Participant's Roth 401(k) Contributions Sub-Account that is not taxable upon distribution from the Plan. Earnings, losses, and other credits and charges shall be allocated on a reasonable and consistent basis among a Participant's Roth 401(k) Contributions Sub-Account and his other Sub-Accounts under the Plan. No amounts other than Roth 401(k) Contributions and properly attributable earnings shall be credited to a Participant's Roth 401(k) Contributions Sub-Account. Notwithstanding the foregoing, Roth Rollover Contributions may be allocated to a Participant's Roth 401(k) Contributions Sub-Account.

Notwithstanding any other provision of the Plan to the contrary, any distribution from a Participant's Roth 401(k) Contributions Sub-Account made after the Participant's 5-taxable-year period of participation, as described in Code Section 402A(d)(2)(B), that is a qualified distribution under Code Section 402A(d)(2)(A), shall not be taxable to the Participant or his Beneficiary. Except as otherwise provided in Article V, the Participant's 5-taxable-year period of participation shall begin on January 1 of the taxable year in which the Participant first makes a Roth 401(k) Contribution to the Plan that is not distributed as an "excess deferral" or "excess contribution" (as those terms are defined in Section 7.1) and is not returned as a permissible withdrawal in accordance with the provisions of Code Section 414(w).

4.4    Catch-Up 401(k) Contributions
An Eligible Employee who is or will be age 50 or older by the end of the taxable year may make Catch-Up 401(k) Contributions to the Plan in excess of the limits otherwise applicable to 401(k) Contributions under the Plan, but not in excess of the dollar limit in effect under Code Section 414(v)(2)(B)(i) for the taxable year ($5,500 for 2013). Otherwise applicable limits that do not apply to Catch-Up 401(k) Contributions include, but are not limited to, the maximum dollar amount or percentage of Compensation designated by the Administrator, the Code Section 402(g) limit described in Article VII, and the Code Section 415 limit on annual additions described in Article VII.

If the maximum dollar amount or percentage of Compensation limit specified by the Administrator changes during the Plan Year, the applicable limit under Section 4.2 for purposes of determining Catch-Up 401(k) Contributions for an Eligible Employee for such Plan Year shall be the sum of the dollar amounts of the limits applicable to the Eligible Employee for each portion of the Plan Year.

Except as otherwise specifically provided in Article VII, an Eligible Employee's Catch-Up 401(k) Contributions shall be treated as Pre-Tax and/or Roth 401(k) Contributions in accordance with the Eligible Employee's election as in effect on the date the Compensation to which the Participant's Catch-Up 401(k) Contribution relates becomes available to the Eligible Employee.

4.5    Automatic Contribution Arrangement
Effective as of January 1, 2021, except as otherwise specifically provided in this Section, an Employer shall make automatic 401(k) Contributions on behalf of each of its Covered Employees, including a re-hired Employee, who becomes an Eligible Employee on or after January 1, 2021 and each of its Covered Employees who is already an Eligible Employee prior to that date and who does not have an affirmative election in effect on January 1, 2021 either to make zero 401(k) Contributions to the Plan or to make 401(k) Contributions in an amount greater than zero. An Employer will not make 401(k) Contributions in accordance with this Section on behalf of an Eligible Employee who has an affirmative election in effect on January 1, 2021, except as otherwise provided in this Section. The automatic contribution arrangement established hereunder is intended to operate as a qualified automatic contribution arrangement ("QACA") within the meaning of Code Section 401(k)(13).

Automatic 401(k) Contributions made pursuant to this Section on behalf of an Eligible Employee shall initially be equal to 3% of the Eligible Employee's Compensation. Compensation used for the purposes of determining an Eligible Employee's automatic 401(k) Contributions must be safe harbor compensation, as defined in Treasury Regulations Section 1.401(k)-3(b)(2).

The Compensation otherwise payable to an Eligible Employee to whom this Section applies shall be reduced by the amount of the 401(k) Contributions to be made on his behalf hereunder. 401(k) Contributions will be withheld from an Eligible Employee's Compensation pursuant to the automatic contribution provisions of this Section beginning no earlier than a reasonable period of time after the notice described in the following Section is first provided to the Eligible Employee and no later than the earlier of (1) the pay date for the second payroll period beginning after the date such notice is provided or (2) the first pay date occurring at least 30 days after the notice is provided. Automatic 401(k) Contributions made in accordance with the provisions of this Section shall be Pre-Tax 401(k) Contributions.

An Eligible Employee who is subject to the automatic 401(k) Contribution provisions of this Section may make an affirmative election to either (a) make no 401(k) Contributions to the Plan or (b) make 401(k) Contributions in a specified amount different from the amount otherwise applicable to him under this automatic contribution arrangement. An Eligible Employee may also affirmatively elect that the 401(k) Contributions to be made on his behalf hereunder be treated as Roth 401(k) Contributions instead of Pre-Tax 401(k) Contributions. Notwithstanding any other provision of the Plan to the contrary, an Eligible Employee shall have a reasonable period following his receipt of the notice described in the following Section and before the first date 401(k) Contributions are withheld from his Compensation pursuant to this automatic contribution arrangement in which to make an affirmative election hereunder.

An Eligible Employee's affirmative election must be received by the Administrator within a reasonable period of time before the first date 401(k) Contributions are to be withheld from his Compensation pursuant to this automatic contribution arrangement in order for the election to be effective as of such date.

An Eligible Employee's affirmative election made in accordance with this Section, shall continue in effect until the Eligible Employee makes a subsequent election or the Eligible Employee’s employment with the Employers and all Related Employers terminates, at which time any affirmative election is deemed to expire.

Notwithstanding any other provision of the Plan to the contrary, if an Eligible Employee's 401(k) Contributions are suspended because the Eligible Employee is on an unpaid leave of absence, any affirmative election made by the Eligible Employee prior to such suspension shall be re-instated at the end of the mandatory suspension period or upon his return to active employment, as applicable.

4.6    Notice of Automatic Contribution Arrangement
The Administrator shall provide each Eligible Employee who is or becomes eligible to participate in the Plan's automatic contribution arrangement a notice explaining the automatic reduction in his Compensation for purposes of making 401(k) Contributions (including the amount of such reduction), the Eligible Employee's right to affirmatively elect either a different reduction amount or no reduction, and the manner in which the Eligible Employee's 401(k) Contributions and QACA Safe Harbor Matching Contributions will be invested in the absence of an affirmative investment election by the Eligible Employee. The notice shall describe the procedures for affirmatively electing not to make 401(k) Contributions or to make 401(k) Contributions in a different amount and the period in which such an election may be made.

The notice shall also include a comprehensive description of the Eligible Employee's other rights and obligations under the Plan, including, but not limited to, a description of the formula used for determining the amount of the QACA Safe Harbor Matching Contributions to be made on behalf of the Eligible Employee, the vesting provisions applicable to QACA Safe Harbor Matching Contributions and any other Employer Contributions under the Plan, and the Eligible Employee's withdrawal rights under the Plan. In lieu of such description, the notice may reference the provisions of the Plan's summary plan description, to the extent permitted by Treasury Regulations.

The notice shall be written in a manner calculated to be understood by the average Eligible Employee. The Employer shall provide such notice within one of the following periods, whichever is applicable:

(a)    for an Employee who is an Eligible Employee 90 days before the beginning of the Plan Year, within the period beginning 90 days and ending 30 days before the beginning of the Plan Year, or
(b)    for an Employee who becomes an Eligible Employee after that date, within the period beginning 90 days before the date he becomes an Eligible Employee and ending on the date such employee becomes an Eligible Employee; or
(c)    for an Employee who becomes an Eligible Employee after the date specified in paragraph (a) above and for whom it is not practicable to provide the notice before the date he becomes an Eligible Employee, as soon as practicable on or after the date he becomes an Eligible Employee, and before the pay date for the payroll period that includes the date he becomes an Eligible Employee.
An Eligible Employee shall have a reasonable period after receiving the notice described herein to make an election not to have automatic 401(k) Contributions made on his behalf or to make 401(k) Contributions in a different amount.

4.7    Automatic Escalation in 401(k) Contributions
At the end of each "default period", the amount of the automatic Pre-Tax 401(k) Contributions made on behalf of an Eligible Employee shall be adjusted as follows:

(a)    For the second "default period", the percentage of Compensation contributed on an Eligible Employee's behalf shall be equal to 4%.
(b)    For the third "default period", the percentage of Compensation contributed on an Eligible Employee's behalf shall be equal to 5%.

(c)    For the fourth "default period", the percentage of Compensation contributed on an Eligible Employee's behalf shall be equal to 6%.
(d)    For the fifth "default period", the percentage of Compensation contributed on an Eligible Employee's behalf shall be equal to 7%.
(e)    For the sixth "default period", the percentage of Compensation contributed on an Eligible Employee's behalf shall be equal to 8%.
(f)    For the seventh "default period", the percentage of Compensation contributed on an Eligible Employee's behalf shall be equal to 9%.
(g)    For the eighth "default period" and all subsequent payroll periods, the percentage of Compensation contributed on an Eligible Employee's behalf shall be equal to 10%.
The percentage of Compensation contributed on behalf of an Eligible Employee shall continue at the rate in effect for the final "default period" and shall not be adjusted thereafter, except as otherwise specifically provided in this Section. Compensation used for the purposes of determining an Eligible Employee's 401(k) Contributions for any "default period" must be safe harbor compensation, as defined in Treasury Regulations Section 1.401(k)-3(b)(2).

An Eligible Employee's initial "default period" begins on the date the first automatic Pre-Tax 401(k) Contributions is withheld from the Eligible Employee’s Compensation pursuant to the provisions of the automatic contribution arrangement (the “contribution date”) and ends on the day immediately preceding the first anniversary of the Eligible Employee's contribution date. Subsequent "default periods" are based on 12-consecutive-month periods beginning on each anniversary of such contribution date.

If no automatic 401(k) Contributions are made on an Eligible Employee's behalf for a full Plan Year, his initial "default period" will be re-determined for purposes of determining the default contribution percentage applicable to him, provided no automatic contributions are made for such period because:

    the Eligible Employee ceases employment as a Covered Employee. If the Eligible Employee is reemployed as a Covered Employee after being absent for a full Plan Year, and automatic 401(k) Contributions commence to him, his contribution date shall be the date following such reemployment on which the first such contribution is withheld from his Compensation.

4.8    Contributions Limited to Effectively Available Compensation
Notwithstanding any other provision of the Plan or of an Eligible Employee's salary reduction authorization, in no event will 401(k) Contributions, including Catch-Up 401(k) Contributions, be made for a payroll period in excess of an Eligible Employee's "effectively available" Compensation or bonuses. Effectively available Compensation means the Compensation remaining after all other required amounts have been withheld, e.g., tax withholding, withholding for contributions to a cafeteria plan under Code Section 125, etc. Effectively available bonuses are the bonus amount remaining after all other required amounts have been withheld.

4.9    Amendments to Reduction Authorization
An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that his Employer contributes on his behalf as 401(k) Contributions and/or to change his designation of all or a part of his 401(k) Contributions as Pre-Tax or Roth 401(k) Contributions. An Eligible Employee may amend his reduction authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may require. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article IV. 401(k) Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his properly amended reduction authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.

4.10    Suspension of 401(k) Contributions
An Eligible Employee on whose behalf 401(k) Contributions are being made may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice of his election as the Administrator may require. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until 401(k) Contributions are resumed as hereinafter set forth.

4.11    Resumption of 401(k) Contributions
An Eligible Employee who has voluntarily suspended his 401(k) Contributions may elect, in the manner prescribed by the Administrator, to have such contributions resumed. An Eligible Employee may make such election at such time or times during the Plan Year as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may require.

4.12    Delivery of 401(k) Contributions
As soon after the date an amount would otherwise be paid to an Eligible Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all 401(k) Contributions attributable to such amounts. In no event shall an Employer deliver 401(k) Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the 401(k) Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

4.13    Vesting of 401(k) Contributions
A Participant's vested interest in his 401(k) Contributions Sub-Account, including his separate Roth 401(k) Contributions Sub-Account, shall be at all times 100%.

ARTICLE V
AFTER-TAX AND ROLLOVER CONTRIBUTIONS
5.1    No After-Tax Contributions
There shall be no After-Tax Contributions made to the Plan and no After-Tax Contributions may be transferred to the Plan.

5.2    Rollover Contributions
Subject to any restrictions contained in this Article, a Covered Employee who is eligible to receive or receives an "eligible rollover distribution," within the meaning of Code Section 402(c)(4), or a distribution from an individual retirement account or annuity that is eligible for rollover to the Plan in accordance with the provisions of Code Section 408(d)(3) may elect to make a Rollover Contribution to the Plan. The Administrator shall require a Covered Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to a qualified retirement plan. Certification by the Covered Employee making a Rollover Contribution shall be conclusive as to the eligibility for roll over into the Plan of the amount presented as a Rollover Contribution on the Covered Employee's behalf. A Covered Employee shall make a Rollover Contribution to the Plan by delivering or causing to be delivered to the Trustee the cash that constitutes the Rollover Contribution amount. The Administrator may use the procedures of Revenue Ruling 2014-9 to determine whether a potential Rollover Contribution is valid for this Plan and if it is later determined that the amount rolled over is invalid, to distribute the amount rolled over plus any attributable earnings to the Employee within a reasonable time after such determination.

A Covered Employee who makes a Rollover Contribution to the Plan before becoming an Eligible Employee in accordance with the provisions of Article III shall be treated as a Participant for purposes of his Rollover Contributions.

5.3    Direct Rollovers to Plan
The Plan will accept "eligible rollover distributions" that are rolled over directly to the Plan ("direct rollovers") from the following:

    a qualified plan described in Code Section 401(a) or 403(a), including amounts attributable to after-tax employee contributions and designated Roth contributions, as described in Code Section 402A.

    an annuity contract described in Code Section 403(b), including amounts attributable to after-tax employee contributions and designated Roth contributions, as described in Code Section 402A.
    an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, including amounts attributable to designated Roth contributions, as described in Code Section 402A.
    an individual retirement account or annuity described in Code Section 408(a) or 408(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions.
5.4    Participant Rollovers to Plan
The Plan will accept "eligible rollover distributions" that are first distributed to a Covered Employee ("participant rollovers") from the following:

    a qualified plan described in Code Section 401(a) or 403(a), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions.
    an annuity contract described in Code Section 403(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions.
    an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, excluding amounts attributable to designated Roth contributions, as described in Code Section 402A.
    an individual retirement account or annuity described in Code Section 408(a) or 408(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions.
A Covered Employee who received a distribution that he is rolling over to the Plan, must deliver the cash constituting his Rollover Contribution to the Trustee within 60 days of receipt, unless otherwise permitted by applicable guidance, of the eligible rollover distribution. Such delivery must be made in the manner prescribed by the Administrator.

5.5    Restrictions on Rollover Contributions
Rollover Contributions to the Plan are subject to the following:

    the Plan shall not accept a Rollover Contribution of any promissory note attributable to a plan loan.
    a participant rollover may not include designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions.
5.6    Treatment of After-Tax Contributions that are Rolled Over to the Plan
If a Covered Employee elects to roll over amounts attributable to after-tax employee contributions, the Trustee shall account for such amounts separately from other Rollover Contributions and shall maintain accounts reflecting that portion of the Covered Employee's after-tax Rollover Contribution that is includible in gross income and that portion that is not includible in gross income. For purposes of withdrawals under Article XIII, a Participant’s after-tax Rollover Contributions Sub-Account shall be subject to the provisions of the Plan applicable to Rollover Contributions rather than the provisions applicable to After-Tax Contributions, if any.

5.7    Treatment of Designated Roth Contributions that are Rolled Over to the Plan
If a Covered Employee elects to roll over amounts attributable to designated Roth contributions, as described in Code Section 402A, the Trustee shall account for such amounts separately from other Rollover Contributions. If the Plan accepts a direct rollover attributable to designated Roth contributions, the Trustee and the Administrator shall be entitled to rely on a statement from the distributing plan's administrator identifying (i) the Covered Employee's basis in the rolled over amounts and (ii) the date on which the Covered Employee's 5-taxable-year period of participation (as required under Code Section 402A(d)(2) for a qualified distribution of designated Roth contributions) started under the distributing plan. If the 5-taxable-year period of participation under the distributing plan would end sooner than the Covered Employee's 5-taxable-year period of participation under the Plan, the 5-taxable-year period of participation applicable under the distributing plan shall continue to apply with respect to the Rollover Contribution.

A Participant’s Roth Rollover Contributions Sub-Account shall be subject to the provisions of the Plan applicable to Roth 401(k) Contributions rather than the provisions applicable to Rollover Contributions.

5.8    Vesting of Rollover Contributions
A Participant's vested interest in his Rollover Contributions Sub-Account, including his after-tax Rollover Contributions Sub-Account and his Roth Rollover Contributions Sub-Account, shall be at all times 100%.

ARTICLE VI
EMPLOYER CONTRIBUTIONS
6.1    Contribution Period
The Contribution Periods for Employer Contributions shall be as follows:

(a)    The Contribution Period for Qualified Nonelective Contributions under the Plan is each Plan Year.
(b)    The Contribution Period for QACA Safe Harbor Matching Contributions is each payroll period.
A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Regulations Section 1.410(b)-3(a).

6.2    Qualified Nonelective Contributions
Each Employer may, in its discretion, make a Qualified Nonelective Contribution to the Plan for the Contribution Period in an amount determined by the Employer.

6.3    Allocation of Qualified Nonelective Contributions
Any Qualified Nonelective Contribution made by an Employer for a Contribution Period shall be allocated among those Eligible Employees during the Contribution Period who (i) have met the allocation requirements for Qualified Nonelective Contributions described in this Article, (ii) are not Highly Compensated Employees for the Contribution Period, and (iii) are designated by the Administrator. The allocable share of each such Eligible Employee shall be a percentage, which need not be uniform with respect to each such Eligible Employee, of his "test compensation" (as defined in Section 7.1) for the Contribution Period. In no event shall the allocable share of an Eligible Employee in the Qualified Nonelective Contribution exceed the "QNEC limit" described below.

For purposes of this Article, the "QNEC limit" means the product of the Eligible Employee's "test compensation" for the Plan Year multiplied by the greater of 5% or 2 times the Plan's "representative contribution rate".

The Plan's "representative contribution rate" is the lowest "applicable contribution rate" of any Eligible Employee who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all Eligible Employees who are not Highly Compensated Employees for the Plan Year or (ii) the group of all Eligible Employees who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a Related Employer on the last day of the Plan Year, whichever results in the greater amount.

6.4    Amount and Allocation of QACA Safe Harbor Matching Contributions
Each Employer shall make a QACA Safe Harbor Matching Contribution on behalf of each of its Eligible Employees during the Contribution Period who has made 401(k) Contributions for such Contribution Period. The amount of the QACA Safe Harbor Matching Contribution shall be equal to:

(a)    100% of the first 1% of the Eligible Employee's Compensation that he contributes to the Plan as 401(k) Contributions plus
(b)    50% of the next 6% of the Eligible Employee's Compensation that he contributes to the Plan as 401(k) Contributions.
Notwithstanding any other provision of the Plan to the contrary, Compensation earned by an Eligible Employee during the Contribution Period, but prior to the date on which the Employee first became an Eligible Employee shall be excluded in determining the amount of the QACA Safe Harbor Matching Contribution made on behalf of such Eligible Employee.

6.5    Verification of Amount of Employer Contributions by the Administrator
The Administrator shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Administrator shall determine the portion of the Employer Contribution to be made by each Employer with respect to a Covered Employee who transfers from employment with one Employer as a Covered Employee to employment with another Employer as a Covered Employee.

6.6    Payment of Employer Contributions
Employer Contributions made for a Contribution Period shall be paid in cash to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year. In no event, however, shall the QACA Safe Harbor Matching Contribution with respect to 401(k) Contributions made during a Plan Year quarter be contributed later than the last day of the immediately following Plan Year quarter.

In no event shall an Employer deliver Matching Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Matching Contribution is being made unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

6.7    Allocation Requirements for Employer Contributions
An Eligible Employee shall be eligible to receive an allocation of Employer Contributions under this Article only if he satisfies any requirements specified in the applicable contribution Section and also meets the requirements of this Section.

(a)    A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Qualified Nonelective Contributions for such Contribution Period.
(b)    A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of QACA Safe Harbor Matching Contributions for such Contribution Period.
6.8    Vesting of Employer Contributions
A Participant's vested interest in his Qualified Nonelective Contributions and Prior Nonelective Contributions Sub-Accounts shall be at all times 100%.
A Participant's vested interest in his QACA Safe Harbor Matching Contributions Sub-Account shall be 0% until the Participant has completed 2 years of Vesting Service at which time his vested interest in his QACA Safe Harbor Matching Contributions Sub-Account shall be 100%.

A Participant's vested interest in his Prior Matching Contributions Sub-Account shall be determined in accordance with the following schedule, as applicable:

(a)    If the Participant either (i) completed at least one Hour of Service prior to January 1, 2000 or (ii) first completed an Hour of Service with Nordstrom Direct, Inc. after December 31, 2002, his vested interest in his Prior Matching Contributions Sub-Account shall be 100%.
(b)    If the Participant is not described in (a) above, his vested interest in his Prior Matching Contributions Sub-Account shall be determined under the following schedule:

Years of Service	Vested Interest
Less than 1 year	0%
1 year	33%
2 years	67%
3 or more years	100%

6.9    100% Vesting Events
Notwithstanding any other provision of the Plan to the contrary, if a Participant is employed by an Employer or a Related Employer on his Normal Retirement Date, the date he becomes Disabled, or the date he dies, his vested interest in his full Employer Contributions Sub-Account shall be 100%, without regard to the number of his years of Vesting Service.

For purposes of determining whether a Participant is 100% vested under this Section, a Participant who is absent from employment as an Employee because of military service and who dies while performing qualified military service (as described in the Uniformed Services Employment and Reemployment Rights Act of 1994) shall be treated as having returned to employment with an Employer or a Related Employer immediately prior to his death and as having died while employed by an Employer or a Related Employer.

6.10    Changes to Vesting Schedule
If there is a direct or indirect amendment to one or more of the vesting schedules applicable to a Participant's Employer Contributions Sub-Account that affects the computation of a Participant's vested interest in his Employer Contributions Sub-Account, the following special rules shall apply:

(a)    In no event shall a Participant's vested interest in his Employer Contributions Sub-Account accrued as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be less than his vested interest in his Employer Contributions Sub-Account immediately prior to such date.
(b)    In no event shall a Participant's vested interest in his Employer Contributions Sub-Account accrued as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Employer Contributions Sub-Account immediately prior to the effective date of such amendment.
(c)    Any Participant with 3 or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account (including amounts accrued following the effective date of such amendment) continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted.
6.11    Forfeitures to Reduce Employer Contributions
Notwithstanding any other provision of the Plan to the contrary, the amount of the Employer Contribution required under this Article for a Plan Year shall be reduced by the amount of any forfeitures occurring during the Plan Year or any prior Plan Year that are applied against Employer Contributions as provided in Article VII or XIV, as applicable.

ARTICLE VII
LIMITATIONS ON CONTRIBUTIONS
7.1    Special Definitions
For purposes of this Article, the following terms have the following meanings:

The "annual addition" with respect to a Participant for a "limitation year" means the sum of the following amounts credited to the Participant’s account(s) for the "limitation year":

(a)    all employer contributions credited to the Participant's account for the "limitation year" under any qualified defined contribution plan maintained by an Employer or a Related Employer, including "elective contributions" (other than "elective contributions" to an eligible deferred compensation plan under Code Section 457) and amounts attributable to forfeitures applied to reduce the employer's contribution obligation, but excluding "catch-up contributions".
(b)    all "employee contributions" credited to the Participant's account for the "limitation year" under any qualified defined contribution plan maintained by an Employer or a Related Employer or any qualified defined benefit plan maintained by an Employer or a Related Employer if either separate accounts are maintained under the defined benefit plan with respect to such employee contributions or such contributions are mandatory employee contributions within the meaning of Code Section 411(c)(2)(C) (without regard to whether the plan is subject to the provisions of Code Section 411).
(c)    all forfeitures credited to the Participant's account for the "limitation year" under any qualified defined contribution plan maintained by the Employer or a Related Employer.
(d)    all amounts credited for the "limitation year" to an individual medical benefit account, as described in Code Section 415(l)(2), established for the Participant as part of a pension or annuity plan maintained by the Employer or a Related Employer.
(e)    if the Participant is a key employee, as defined in Code Section 419A(d)(3), all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, that are attributable to post-retirement medical benefits credited for the "limitation year" to the Participant's separate account under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or a Related Employer.

(f)    all amounts credited to the Participant for the "limitation year" under a simplified employee pension.
Notwithstanding the foregoing, any restorative payment made to a plan by an Employer or a Related Employer to make up for losses to the plan resulting from the action or non-action of a fiduciary for which there is a reasonable risk of liability for a breach of fiduciary duty under ERISA or other applicable federal or state law shall not be treated as an annual addition provided that similarly situated participants are treated similarly with respect to the restorative payment. All qualified plans maintained by the Employer must use the same "limitation year".

Except as otherwise specifically provided below, an amount will be treated as credited to a Participant's account for a "limitation year" if such amount is both (1) allocated to the Participant's account as of a date within such "limitation year" (provided that if allocation of an amount is contingent upon the satisfaction of a future condition, such amount shall not be treated as allocated for purposes of determining "annual additions" for a "limitation year" until the date all such conditions are satisfied) and (2) actually contributed to the account within the applicable period described herein. If contributions are made after the end of the applicable period, they shall be treated as credited to the Participant's account for the "limitation year" in which they are made. The applicable period for making "employee contributions" is within 30 days of the close of the "limitation year." The applicable period for making employer contributions is: (i) for contributions by a taxable entity, within 30 days of the close of the period described in Code Section 404(a)(6), as applicable to the entity's taxable year with or within which the "limitation year" ends; or (ii) for contributions by a non-taxable entity (including a governmental employer) within 15 days of the last day of the 10th calendar month following the end of the calendar year or fiscal year (as applicable, based on how the entity maintains its books) with or within which the "limitation year" ends.

Forfeitures re-allocated to a Participant's account are treated as credited to the Participant's account for the "limitation year" in which they are allocated to such account. Corrective contributions and contributions required by reason of qualified military service (as defined in Code Section 414(u)) are treated as "annual additions" for the "limitation year" to which they relate, rather than the "limitation year" in which they are made.

A "catch-up contribution" means any elective deferral, as defined in Code Section 414(v)(2)(C), that is treated as a catch-up contribution in accordance with the provisions of Code Section 414(v).

The "contribution percentage" with respect to an "eligible participant" for a particular Plan Year means the ratio of the sum of the included contributions, described below, to the "eligible participant's" "test compensation" for such Plan Year. Contributions made on behalf of an "eligible participant" for the Plan Year that are used in computing the "eligible participant's" "contribution percentage" include the following:

    Matching Contributions, except as specifically provided below.
    as directed by the Administrator, Qualified Nonelective Contributions.
Notwithstanding the foregoing, the following Matching Contributions are not included in computing an "eligible participant's" "contribution percentage" for a Plan Year:

    Matching Contributions that are forfeited because they relate to 401(k) Contributions that are distributed as "excess contributions", "excess deferrals", or because they exceed the Code Section 402(g) limit.
    contributions to the Plan made pursuant to Code Section 414(u) that are treated as Matching Contributions.
Notwithstanding the foregoing, the following special rules apply for any Plan Year in which the ADP test is deemed satisfied, as provided in this Article:

(a)    401(k) Contributions with respect to which the ADP test is deemed satisfied shall not be used in computing an "eligible participant's" "contribution percentage" for such Plan Year.
(b)    If the ACP test applicable to Matching Contributions under Code Section 401(m) is also deemed satisfied for the Plan Year with respect to all or some Matching Contributions, as provided in this Article, the Administrator may elect to exclude those Matching Contributions made on an "eligible participant's" behalf for the Plan Year with respect to which the ACP test is deemed satisfied in computing the "eligible participant's" "contribution percentage" for such Plan Year.
(c)    If the ADP test is deemed satisfied using QACA Safe Harbor Matching Contributions, but the ACP test is not deemed satisfied with respect to some or all Matching Contributions for the Plan Year, the Administrator may elect to exclude Matching Contributions made on an "eligible participant's" behalf for the Plan Year in an amount up to 3.5%of the "eligible participant's" "test compensation" for the Plan Year in computing the "eligible participant's" "contribution percentage" for such Plan Year.
To be included in computing an "eligible participant's" "contribution percentage" for a Plan Year, contributions must be allocated to the "eligible participant's" Account as of a date within such Plan Year and must be made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the prior year testing method is used in applying the nondiscrimination requirements applicable to Matching Contributions, contributions used in computing the "contribution percentage" for the "testing year" of a non-Highly Compensated Employee must be made before the last day of the Plan Year for which the test is being applied.

If an Employer elects to change from the current year testing method to the prior year testing method, the following shall not be included in computing a non-Highly Compensated Employee's "contribution percentage" for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective:

    401(k) Contributions that were included in computing the "eligible participant's" "contribution percentage" under the current year method for such immediately preceding Plan Year.
    Qualified Nonelective Contributions that were included in computing the "eligible participant's" "contribution percentage" under the current year method for such immediately preceding Plan Year.
The determination of an "eligible participant's" "contribution percentage" shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

An "elective contribution" means any employer contribution made to a plan maintained by an Employer or a Related Employer on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Employer for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. For purposes of applying the limitations described in this Article VII, the term "elective contribution" includes designated Roth contributions and excludes "catch-up contributions".

An "elective 401(k) contribution" means any employer contribution made to a plan maintained by an Employer or a Related Employer on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k) including a designated Roth contribution. For purposes of applying the limitations described in this Article VII, the term "elective 401(k) contribution" excludes "catch-up contributions".

An "eligible participant" means any Eligible Employee who is eligible to have 401(k) Contributions made on his behalf (if 401(k) Contributions are taken into account in determining "contribution percentages"), or to participate in the allocation of Matching Contributions.

Notwithstanding the foregoing, Eligible Employees who are covered by a collective bargaining agreement between their Employer and employee representatives shall not be included as "eligible participants" if retirement benefits were the subject of good faith bargaining.

An "employee contribution" means any employee after-tax contribution allocated to an Eligible Employee's account under any qualified plan of an Employer or a Related Employer.

An "excess aggregate contribution" means any contribution made to the Plan on behalf of a Highly Compensated Employee that exceeds the limitations described in Section 7.4.

An "excess deferral" with respect to a Participant means that portion of a Participant's 401(k) Contributions, excluding Catch-Up 401(k) Contributions, for his taxable year that, when added to amounts deferred for such taxable year under other plans or arrangements described in Code Section 401(k), 408(k), or 403(b) (other than any such plan or arrangement that is maintained by an Employer or a Related Employer and excluding any "catch-up contributions"), would exceed the dollar limit imposed under Code Section 402(g) as in effect on January 1 of the calendar year in which such taxable year begins and is includible in the Participant's gross income under Code Section 402(g).

The "415 compensation" of a Participant for any "limitation year" means his wages, salaries, fees for professional service, and all other amounts received for personal services actually rendered in the course of employment with an Employer or a Related Employer paid to him for such "limitation year", but excluding (i) contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made on behalf of the Participant by an Employer or a Related Employer to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p)), whether or not qualified, to the extent that, before application of the limitations of Code Section 415 to such plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (ii) any distributions from a plan of deferred compensation, whether or not qualified, (except amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includible in the gross income of the Participant), (iii) amounts realized from the exercise of a non-qualified option or when restricted stock or other property held by the Participant either becomes freely transferable or is no longer subject to substantial risk of forfeiture, (iv) amounts received from the sale, exchange or other disposition of stock acquired under a qualified stock option, (v) any other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant and are not salary reduction amounts that are described in Code Section 125), and (vi) other items that are similar to the items listed in (i) through (v) above.

"415 compensation" includes any eligible amount that would have been received and included in the Participant's taxable gross income but for his election (or deemed election) under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as a Covered Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his "415 compensation" will include any "military differential pay", as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, "military differential pay" means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as an Employee.

If a Participant has a severance from employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with the Employer and all Related Employers, "415 compensation" does not include amounts received by the Participant following such severance from employment except amounts paid before the later of (a) the close of the "limitation year" in which the Participant's severance from employment occurs or (b) within 2 ½ months of such severance if such amounts:

    would otherwise have been paid to the Participant in the course of his employment, are regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, and would have been included in the Participant's "415 compensation" if he had continued in employment.
For purposes of this subsection, a Participant will not be considered to have incurred a severance from employment if his new employer continues to maintain the plan with respect to such Participant.

To be included in a Participant's "415 compensation" for a particular "limitation year", an amount must have been received by the Participant (or would have been received, but for the Participant's election (or deemed election) under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)) within such "limitation year".

Notwithstanding the foregoing, amounts earned during a particular "limitation year", that are not paid until the subsequent "limitation year" because of the timing of pay periods and pay dates, are included in "415 compensation" for the "limitation year" in which they were earned if (1) the amounts are paid within the first few weeks of the next "limitation year", (2) are included on a uniform and consistent basis with respect to similarly-situated employees, and (3) are not also included as "415 compensation" in the subsequent "limitation year".

In no event, however, shall the "415 compensation" of a Participant taken into account under the Plan for any "limitation year" exceed the limit in effect under Code Section 401(a)(17) ($255,000 for "limitation years" beginning in 2013, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for "limitation years" beginning in such calendar year). If the "415 compensation" of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for fewer than 12 months.

A "limitation year" means the Plan Year.

A "matching contribution" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Employer solely on account of "elective contributions" made on his behalf or "employee contributions" made by him.

A "qualified matching contribution" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Employer solely on account of "elective contributions" made on his behalf or "employee contributions" made by him that is a qualified matching contribution as defined in regulations issued under Code Section 401(k), is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).

A "qualified nonelective contribution" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Employer that the Participant could not elect instead to receive in cash until distributed from the Plan, that is a qualified nonelective contribution as defined in Code Sections 401(k) and 401(m) and regulations issued thereunder, is nonforfeitable when made, and is distributable (other than for hardships) only as permitted in regulations issued under Code Section 401(k).

The "test compensation" of an Eligible Employee or "eligible participant" for any Plan Year means any definition of compensation designated by the Administrator that satisfies the requirements of Code Section 414(s). The Administrator may exclude from "test compensation" amounts earned by an individual during a Plan Year, but while the individual was not an Eligible Employee or "eligible participant" provided such exclusion is applied on a uniform and consistent basis with respect to similarly situated employees.

In no event, however, shall the "test compensation" of an Eligible Employee or "eligible participant" taken into account under the Plan for any Plan Year exceed the limit in effect under Code Section 401(a)(17) ($250,000 for Plan Years beginning in 2012, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the "test compensation" of an Eligible Employee or "eligible participant" is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Eligible Employee or "eligible participant" by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for an Eligible Employee or "eligible participant" who is covered under the Plan for less than one full Plan Year if either (i) the individual becomes an Eligible Employee or "eligible participant" part way through the Plan Year and "test compensation" prior to becoming an Eligible Employee or "eligible participant" is excluded or (ii) the formula for allocations is based on "test compensation" for a period of at least 12 months.

The "testing year" under the current year testing method means the Plan Year for which the limitations on "contribution percentages" of Highly Compensated Employees are being determined. An Employer that has elected the current year testing method can change its election and elect the prior year testing method for a subsequent Plan Year only if either (1) the Plan has used the current year testing method for each of the preceding 5 Plan Years (or, if fewer, the number of Plan Years the Plan has been in existence) or (2) as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using the prior year testing method and a plan using the current year testing method and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

7.2    Code Section 402(g) Limit
In no event shall the amount of the 401(k) Contributions, excluding Catch-Up 401(k) Contributions, made on behalf of an Eligible Employee for his taxable year, when aggregated with any "elective contributions" made on behalf of the Eligible Employee under any other plan of an Employer or a Related Employer for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his 401(k) Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the 401(k) Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the 401(k) Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the 401(k) Contributions that, when aggregated with "elective contributions" made on behalf of the Eligible Employee under any other plan of an Employer or a Related Employer, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be either re-characterized as Catch-Up 401(k) Contributions or distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. If an Eligible Employee has made both Pre-Tax and Roth 401(k) Contributions for the year, the excess shall be deemed to consist first of Pre-Tax 401(k) Contributions made on behalf of the Eligible Employee; provided, however, that if the Eligible Employee is eligible to make Catch-Up Contributions for the year, the excess to be re-characterized as Catch-Up Contributions shall be deemed to consist first of excess Roth 401(k) Contributions.

If excess 401(k) Contributions are distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.3    Distribution of "Excess Deferrals"
Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing (or in any other form acceptable to the Administrator) no later than the March 1 following the close of the Participant's taxable year that "excess deferrals" have been made on his behalf under the Plan for such taxable year, the "excess deferrals", plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. If the Participant made both Pre-Tax and Roth 401(k) Contributions for the year, the

Participant's notice must also designate whether the "excess deferrals" are Pre-Tax and/or Roth 401(k) Contributions. If the Participant makes no designation, the Administrator shall not distribute "excess deferrals" from the Plan.

If 401(k) Contributions are distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.4    Limitation on Contributions of Highly Compensated Employees – ACP Test
Notwithstanding any other provision of the Plan to the contrary, the Matching Contributions made with respect to a Plan Year on behalf of "eligible participants" who are Highly Compensated Employees may not result in an average "contribution percentage" for such "eligible participants" that exceeds the greater of:

(a)    a percentage that is equal to 125% of the average "contribution percentage" for all other "eligible participants" for the "testing year"; or
(b)    a percentage that is not more than 200% of the average "contribution percentage" for all other "eligible participants" for the "testing year" and that is not more than 2 percentage points higher than the average "contribution percentage" for all other "eligible participants" for the "testing year", unless the "excess aggregate contributions", determined as provided in the following Section are distributed as provided in Section 7.5.

If the Plan provides that Employees are eligible to receive Matching Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and applies Code Section 410(b)(4)(B) in determining whether the portion of the Plan subject to Code Section 401(m) meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations described above either:

(c)    by comparing the average "contribution percentage" of all "eligible participants" who are Highly Compensated Employees for the Plan Year to the average "contribution percentage" for the "testing year" of all other "eligible participants" who have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A); or
(d)    separately with respect to "eligible participants" who have not satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and

"eligible participants" who have satisfied such minimum age and service requirements.
In determining the "contribution percentage" for any "eligible participant" who is a Highly Compensated Employee for the Plan Year, "matching contributions", "employee contributions", "qualified nonelective contributions", and "elective 401(k) contributions" (to the extent that "qualified nonelective contributions" and "elective 401(k) contributions" are taken into account in determining "contribution percentages") made to his accounts under any plan of an Employer or a Related Employer that is not mandatorily disaggregated pursuant to Treasury Regulations Section 1.410(b)-7(c), as modified by Section 1.401(m)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(m)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If one or more plans of an Employer or a Related Employer are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), the "contribution percentages" under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury Regulations Section 1.401(m)-1(b)(4)(v), an Employer may elect to calculate "contribution percentages" aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate "contribution percentages" aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(m).

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the "elective 401(k) contributions", "qualified nonelective contributions", and/or "qualified matching contributions" taken into account in determining "contribution percentages" for any Plan Year.

7.5    Determination and Allocation of Excess Aggregate Contributions Among Highly Compensated Employees
Notwithstanding any other provision of the Plan to the contrary, if the ACP test is not satisfied in any Plan Year, the Administrator shall first determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the

"contribution percentage" of Highly Compensated Employees in order of their "contribution percentages", as follows:

(a)    The highest "contribution percentage(s)" shall be reduced to the greater of (1) the maximum "contribution percentage" that satisfies the ACP test described in the preceding Section or (2) the next highest "contribution percentage".
(b)    If the ACP test described in the preceding Section is still not satisfied after application of the provisions of paragraph (a), the Administrator shall continue reducing "contribution percentages" of Highly Compensated Employees, continuing with the next highest "contribution percentage", in the manner provided in paragraph (a) until the ACP test described in the preceding Section is satisfied.
The determination of the amount of the "excess aggregate contributions" shall be made after application of Sections 7.2 and 7.3, if applicable.

After determining the dollar amount of the "excess aggregate contributions" that have been made to the Plan, the Administrator shall next allocate such excess among Highly Compensated Employees in order of the dollar amount of their "contribution percentages" as follows:

(c)    The contributions included in the "contribution percentages" of the Highly Compensated Employee(s) with the largest dollar amount of "contribution percentage" shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of the "contribution percentage" of the Highly Compensated Employee(s) with the next highest dollar amount of "contribution percentage" for the Plan Year.
(d)    If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions included in the "contribution percentages" of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of "contribution percentages" for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.
7.6    Forfeiture or Distribution of "Excess Aggregate Contributions"
"Excess aggregate contributions" allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee within 12 months of the close of the Plan Year in which they were made, as hereinafter provided. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax of 10% will be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

Excess amounts shall be distributed from a Highly Compensated Employee's Account in the order prescribed by the Administrator, which order shall be uniform with respect to all Highly Compensated Employees and non-discriminatory.

7.7    Treatment of Forfeited Matching Contributions
Any Matching Contributions that are forfeited during a Plan Year pursuant to the provisions of the preceding Sections of this Article shall be used first to recredit prior forfeited Accounts in accordance with the provisions of Section 14.5 and shall then be applied against the Employers' contribution obligations for the current or subsequent Plan Year.

7.8    Determination of Income or Loss
The income or loss attributable to contributions in excess of a limit described above that are distributed pursuant to this Article shall be determined for the preceding Plan Year under the method otherwise used for allocating income or loss to Participants' Accounts.

Notwithstanding the foregoing, income and loss for the gap period shall not be distributed with respect to contributions in excess of any limit described in the preceding Sections of this Article VII.

7.9    Deemed Satisfaction of the ADP Test
Notwithstanding any other provision of this Article to the contrary, the Plan is intended to satisfy the nondiscrimination requirements applicable to 401(k) Contributions using the safe harbor provisions of Code Section 401(k)(13).

Except as permitted under Treasury Regulations Section 1.401(k)-3, the Plan may not be amended to cease QACA Safe Harbor Matching Contributions and apply the testing requirements described in Treasury Regulations Section 1.401(k)-2.

The Plan shall not be deemed to have satisfied the limitations on 401(k) Contributions of Highly Compensated Employees for any Plan Year unless the ratio of Matching Contributions made with respect to the 401(k) Contributions of each Highly Compensated Employee for the Plan Year is not greater than the ratio of Matching Contributions made with respect to 401(k) Contributions of each non-Highly Compensated Employee who has made 401(k) Contributions for the Plan Year at the same percentage of Compensation for the Plan Year as such Highly Compensated

Employee. For purposes of determining such ratio, "matching contributions", "elective 401(k) contributions", and "employee contributions", if "employee contributions" are matched, made by or on behalf of a Highly Compensated Employee under another qualified defined contribution plan for any period during which the Highly Compensated Employee participated simultaneously under both the Plan and such other plan, shall be aggregated with the Matching Contributions and 401(k) Contributions of such Highly Compensated Employee.

In accordance with Treasury Regulations Section 1.401(k)-1(e)(7), it is impermissible for the Employer to use ADP testing for a Plan Year in which it is intended for the Plan, as provided through its written terms, to be a Code Section 401(k) safe harbor plan and the Employer fails to satisfy the requirements for the safe harbor for the Plan Year.

7.10    Notice Requirements for QACA Safe Harbor Matching Contributions
For each Plan Year in which an Employer makes a QACA Safe Harbor Matching Contribution on behalf of its Eligible Employees, the Employer shall provide such Eligible Employees a notice describing the Eligible Employee's rights and obligations under the Plan. The notice shall include a description of the formula used for determining QACA Safe Harbor Matching Contributions. The notice shall also: (i) describe any other Employer Contributions available under the Plan and the requirements that must be satisfied to receive an allocation of such Employer Contributions; (ii) state the type and amount of Compensation that may be deferred under the Plan as 401(k) Contributions; (iii) indicate how to make a cash or deferred election under the Plan and the periods in which such elections may be made or changed; and (iv) describe the withdrawal and vesting provisions applicable to contributions under the Plan. To the extent permitted under Treasury regulations or other guidance, in lieu of including such descriptions in the notice, the descriptions required by this paragraph may be provided by cross-references to the relevant section(s) of an up-to-date summary plan description or as otherwise permitted under such regulations or other guidance.

The notice shall be written in a manner calculated to be understood by the average Eligible Employee. The Employer shall provide such notice within one of the following periods, whichever is applicable:

(a)    for an Employee who is an Eligible Employee 90 days before the beginning of the Plan Year, within the period beginning 90 days and ending 30 days before the beginning of the Plan Year, or
(b)    for an Employee who becomes an Eligible Employee after that date, within the period beginning 90 days before the date he becomes an Eligible Employee and ending on the date such Employee becomes an Eligible Employee.

Notwithstanding any other provision of the Plan to the contrary, an Eligible Employee shall have a reasonable period (not fewer than 30 days) following receipt of such notice in which to make or amend his election to have his Employer make 401(k) Contributions to the Plan on his behalf.

A Safe Harbor Notice will be provided to all Covered Employees if at any time the Safe Harbor contribution is amended by the Employer during a Plan Year to prospectively reduce or suspend such contribution. The Notice will provide that the reduction or suspension must apply no earlier than the later of the date the Plan amendment reducing or suspending such contribution is adopted or 30 days after the supplemental Notice is provided to Covered Employees. Additionally, for mid-year changes made on and after January 29, 2016, a Notice will be provided to all Covered Employees of any other permissible mid-year change to a Plan’s required Safe Harbor Notice content, at least 30 days and not more than 90 days before the effective date of the change. A change made to a Safe Harbor Plan or to a Plan’s required Safe Harbor Notice content does not violate the requirements of Regulations Section 1.401(k)-3 and Section 1.401(m)-3 merely because the change is a mid-year change, provided that (i) if it is a mid-year change to the Plan’s required Safe Harbor Notice content, the notice and election opportunity considerations are met, and (ii) the mid-year change is not described in the list of prohibited mid-year changes outlined in IRS Notice 2016-16.

7.11    Code Section 415 Limitations on Crediting of Contributions and Forfeitures
Notwithstanding any other provision of the Plan to the contrary, the "annual addition" with respect to a Participant for a "limitation year" shall in no event exceed the lesser of (i) the maximum dollar amount permitted under Code Section 415(c)(1)(A), adjusted as provided in Code Section 415(d) (e.g., $51,000 for the "limitation year" beginning in 2013) or (ii) 100% of the Participant's "415 compensation" for the "limitation year"; provided, however, that the limit in clause (i) shall be pro-rated for any short "limitation year". The limit in clause (ii) shall not apply to any contribution to an individual medical account, as defined in Code Section 415(l), or to a post-retirement medical benefits account maintained for a key employee which is treated as an "annual addition" under Code Section 419A(d)(2). A Participant's 401(k) Contributions may be re-characterized as Catch-Up 401(k) Contributions and excluded from the Participant's "annual additions" for the "limitation year" to satisfy the preceding limitation.

If the Employer or a Related Employer participates in a multiemployer plan, in determining whether the "annual additions" made on behalf of a Participant to the Plan, when aggregated with "annual additions" made on the Participant's behalf under the multiemployer plan satisfy the above limitation, only "annual additions" made by the Employer (or a Related Employer) to the multiemployer plan shall be aggregated with the "annual additions" under the Plan and "415 compensation" shall include only compensation paid to the Participant by the Employer (or a Related Employer).

If the "annual addition" to the Account of a Participant in any "limitation year" nevertheless exceeds the amount that may be applied for his benefit under the limitations described in clauses (i) and (ii) above, correction may be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2013-12, or any superseding guidance.

7.12    Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan
If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Employer concurrently with the Plan, and if the "annual addition" to be made under the Plan for the "limitation year" when combined with the "annual addition" to be made under such other qualified defined contribution plan(s) would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, the "annual additions" to be made under the Plan and such other plan(s) shall be reduced on a pro rata basis, to the extent necessary so that the limitation in the preceding Section is satisfied.

If the "annual addition" to the Account of a Participant in any "limitation year" when combined with the "annual addition" made under any other qualified defined contribution plan maintained by an Employer or a Related Employer, nevertheless exceeds the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, correction may be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2013-12, or any superseding guidance.

7.13    Scope of Limitations
The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term "Related Employer" shall be adjusted as provided in Code Section 415(h).

ARTICLE VIII
TRUST FUNDS AND ACCOUNTS
8.1    General Fund
The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2    Selection of Investment Funds
Except as otherwise provided in this Article, the Investment Fiduciary shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

In addition to the funds selected by the Investment Fiduciary, there shall also be offered a self-directed brokerage Investment Fund and one or more Investment Funds that are invested primarily in equity securities issued by an Employer or a Related Employer that are publicly traded and are "qualifying employer securities" as defined in ERISA Section 407(d)(5).

8.3    Self-Directed Brokerage Investment Fund
Each Participant may invest all or any part of his Account through the self-directed brokerage Investment Fund. Under the self-directed brokerage Investment Fund, the Participant selects the Investment Funds and the underlying investments for such funds. The Investment Fiduciary may limit investments under the self-directed brokerage Investment Fund to those investments available through a particular broker.

A Participant who selects any additional Investment Funds shall communicate the same and any changes therein in writing (or in any other form acceptable to the Administrator and the Trustee) to the Administrator and the Trustee. Each Participant selected Investment Fund shall be held and administered as a separate trust fund. In no event may the assets of any Participant selected Investment Fund be invested in any collectible as that term is defined in Code Section 408(m)(2).

Notwithstanding any other provision of this Section, the Administrator may limit availability of the self-directed brokerage Investment Fund to Participants who have an

Account balance in excess of a uniform, minimum dollar amount determined by the Administrator.

8.4    Loan Investment Fund
If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Investment Fiduciary shall direct the establishment and maintenance of a loan Investment Fund in the Participant's name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant's loan Investment Fund shall be invested in the note(s) reflecting the loan(s) made to the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant's loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.5    Income on Trust
Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received and dividends with respect to Employer Stock shall be re-invested in the Employer Stock Investment Fund.

8.6    Accounts
As of the first date a contribution is made by or on behalf of a Covered Employee there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

A service provider for the Plan may place amounts intended to reduce its compensation for Plan services into a suspense account held under the Plan. The Administrator may either (i) apply amounts held in such account to pay Plan expenses or (ii) allocate such amounts among the Accounts of Participants and Beneficiaries as income.

8.7    Sub-Accounts
A Participant's Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant's interest in the Trust.

ARTICLE IX
LIFE INSURANCE CONTRACTS
9.1    No Life Insurance Contracts
A Participant's Account may not be invested in life insurance contracts on the life of the Participant.

ARTICLE X
DEPOSIT AND INVESTMENT OF CONTRIBUTIONS
10.1    Future Contribution Investment Elections
Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the contributions made on his behalf shall be invested. An Eligible Employee's investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100%; provided however that an Eligible Employee may not elect to allocate more than 25% to the Employer Stock Investment Fund. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he records a change of investment election with the Administrator (or its delegate), in such form as the Administrator shall prescribe. If recorded in accordance with any rules prescribed by the Administrator, a Participant's change of investment election may be implemented effective as of the close of the business day on which the Administrator receives the Participant's instructions or soon as reasonably practicable thereafter.

10.2    Deposit of Contributions
All contributions made on a Participant's behalf shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant's currently effective investment election. If no investment election is recorded with the Administrator at the time contributions are to be deposited to a Participant's Account, his contributions shall be allocated among the Investment Funds as directed by the Investment Fiduciary.

10.3    Election to Transfer Between Funds
A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant's transfer election shall specify either (i) a percentage, in the percentage increments prescribed by the Administrator (or its delegate), of the amount eligible for transfer, which percentage may not exceed 100%, or (ii) a dollar amount that is to be transferred; provided however that a Participant may not elect to transfer an amount to Employer Stock if 25% or more of their total account balance at the time of such transfer is invested in the Employer Stock Investment Fund. Any transfer election must be recorded with the Administrator (or its delegate), in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, if recorded in accordance with any rules prescribed by the Administrator (or its delegate), a Participant's transfer election may be implemented effective as of the close of the business day on which the Administrator receives the Participant's instructions or soon as reasonably practicable thereafter.

Notwithstanding any other provision of this Section to the contrary, the Administrator may prescribe such rules restricting Participants' transfer elections as it deems necessary or appropriate to preclude excessive or abusive trading or market timing.

10.4    404(c) Protection
The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

A Participant's directions to the Trustee regarding investment in and transfers to and from the Employer Stock Investment Fund shall be communicated in confidence, to the extent practicable, and shall not be divulged to the Employers or to any officer, director, or employee of the Employers. The Investment Fiduciary shall establish procedures to provide and maintain such confidentiality and shall appoint a fiduciary with the responsibility of overseeing such procedures. An independent fiduciary shall be appointed to the extent required under Department of Labor Regulations Section 2550.404c-1(d)(2)(ii)(E)(4)(ix) to maintain such confidentiality.

10.5    Voting and Tendering Employer Stock
Each Participant who has an interest in the Employer Stock Investment Fund shall have the right to direct the Trustee as to the manner in which the number of shares credited to his Account or, if accounting under the Employer Stock Investment Fund is by units of participation, his proportionate interest in the Employer Stock Investment Fund, is to be voted. Upon receipt of a Participant's direction, the Trustee shall vote the shares representing the Participant's interest in the Employer Stock Investment Fund as directed. Except as otherwise required by law or as otherwise provided in the Trust Agreement, if the Trustee does not receive direction from a Participant regarding how to vote the shares representing his interest in the Employer Stock Investment Fund, the Trustee shall not vote such shares.

In addition, upon commencement of a tender offer for any securities held in the Employer Stock Investment Fund, each Participant who has an interest in the Employer Stock Investment Fund shall have the right to direct the Trustee whether or not to tender all or any portion of the shares credited to his Account or, if accounting under the Employer Stock Investment Fund is by units of participation, all or any portion of his proportionate interest in the Employer Stock Investment Fund. A Participant may change his direction regarding the tender of shares representing his interest in the Employer Stock Investment Fund at any time prior to the tender offer withdrawal deadline. The Trustee shall tender or not tender shares representing a Participant's interest in the Employer Stock Investment Fund in accordance with the Participant's directions. Except as otherwise required by law, if the Trustee does not receive direction from a Participant regarding whether or not to tender the shares representing a Participant's interest in the Employer Stock Investment Fund, the Trustee shall not tender such shares. The proceeds received by the Trustee with respect to shares of stock tendered by the Trustee in accordance with Participants' directions shall be allocated to the Accounts of those Participants who elected to tender their shares in proportion to their interest in the tendered shares.

All materials provided to other shareholders, including proxy solicitation materials and all tender materials, shall be provided to each Participant with an interest in the Employer Stock Investment Fund.

A Participant's directions to the Trustee hereunder shall be communicated in confidence and shall not be divulged to the Employers or to any officer, director, or employee of the Employers. The Administrator shall establish procedures to provide and maintain such confidentiality and shall appoint a fiduciary with the responsibility of overseeing such procedures. An independent fiduciary shall be appointed to the extent required under Department of Labor Regulations Section 2550.404c-1(d)(2)(ii)(E)(4)(ix) to maintain such confidentiality.

ARTICLE XI
CREDITING AND VALUING ACCOUNTS
11.1    Crediting Accounts
All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Investment Fiduciary, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Investment Fiduciary.

11.2    Valuing Accounts
Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Investment Fiduciary, either in the manner adopted by the Trustee and approved by the Investment Fiduciary or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Investment Fiduciary.

11.3    Plan Valuation Procedures
With respect to the Trust Funds, the Investment Fiduciary may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the "valuation period") in the following manner:

(a)    First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.
(b)    Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.
(c)    Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share.
11.4    Unit Accounting Permitted
The Investment Fiduciary may, for administrative purposes, establish unit values for one or more Investment Fund (or any portion thereof) and maintain the accounts setting forth each Participant's interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Investment Fiduciary shall deem to be fair, equitable, and administratively practicable. In the event that unit accounting is thus established for an Investment Fund (or any portion thereof), the value of a Participant's interest in that Investment Fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

11.5    Finality of Determinations
The Trustee shall have exclusive responsibility for determining the value of each Account maintained hereunder. The Trustee's determinations thereof shall be conclusive upon all interested parties.

11.6    Notification
Within a reasonable period of time after the end of each Plan Year, the Investment Fiduciary shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during the Plan Year. Such statement may be furnished quarterly, but no less frequently than annually.

ARTICLE XII
LOANS
12.1    Application for Loan
A Participant who is a party in interest as defined in ERISA Section 3(14) may make application to the Administrator for a loan from his Account. Notwithstanding the foregoing, a Participant may not receive a loan from that portion of his Account attributable to Qualified Nonelective Contributions.

Loans shall be made to Participants in accordance with written guidelines which are hereby incorporated into and made a part of the Plan. To the extent that such written guidelines comply with the requirements of Code Section 72(p), but are inconsistent with the provisions of this Article, such written guidelines shall be given effect.

12.2    Collateral for Loan
As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50% of the Participant's vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. In the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding.

No loan in excess of 50% of the Participant's vested interest under the Plan shall be made from the Plan.

Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default.

12.3    Reduction of Account Upon Distribution
Notwithstanding any other provision of the Plan, the amount of a Participant's Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of distribution of his Account and the Participant's vested interest in his Account is payable to more than one individual as Beneficiary, then the balance of the Participant's vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to each such individual.

12.4    Legal Requirements Applicable to Plan Loans
Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

(a)    The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Employer) shall not exceed the lesser of:
(i)    $50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Employer during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or
(ii)     50% of the vested portions of the Participant's Account and his vested interest under all other plans maintained by an Employer or a Related Employer.
(b)    The term of any loan to a Participant shall be no greater than 5 years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant.
(c)    Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly. If a loan is made from a Participant's Roth 401(k) Contributions Sub-Account and from his other Sub-Accounts under the Plan, the level amortization requirement shall be met with respect to both his Roth 401(k) Contributions Sub-Account and his other Sub-Accounts. Notwithstanding the foregoing, if so provided in the written guidelines applicable to Plan loans, the amortization schedule may be waived and payments suspended while a Participant is on a leave of absence from employment with an Employer or any Related Employer (for periods in which the Participant does not perform military service as described in paragraph (d) below), provided that all of the following requirements are met:
(i)    Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

(ii)    Payments resume after the earlier of (a) the date such leave of absence ends or (b) the one-year anniversary of the date such leave began;
(iii)    The period during which payments are suspended does not exceed one year;
(iv)    Payments resume in an amount not less than the amount required under the original amortization schedule; and
(v)    The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.
(d)    If a Participant is absent from employment with any Employer or any Related Employer for a period during which he performs services in the uniformed services (as defined in chapter 45 of title 38 of the United States Code), whether or not such services constitute qualified military service, the suspension of payments shall not be taken into account for purposes of applying either paragraph (b) or paragraph (c) of this Section provided that all of the following requirements are met:
(i)    Payments resume upon completion of such military service;
(ii)    Payments resume in an amount not less than the amount required under the original amortization schedule and continue in such amount until the loan is repaid in full;
(iii)    Upon resumption, payments are made no less frequently than required under the original amortization schedule and continue under such schedule until the loan is repaid in full; and
(iv)    The loan is repaid in full, including interest accrued during the period of such military service, no later than the maximum period otherwise permitted under this Article extended by the period of such military service.
(e)    The loan shall be evidenced by a legally enforceable agreement that demonstrates compliance with the provisions of this Section.
(f)    Subject to the requirements of the Servicemembers Civil Relief Act, the interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

12.5    Administration of Loan Investment Fund
Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant's name. Any loan approved by the Administrator shall be made to the Participant out of the Participant's loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election. The balance of the Participant's loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.6    Default
If either (i) a Participant fails to make or cause to be made, any payment required under the terms of the loan by the date required to prevent a default under the terms of the loan note, which date shall not be later than the date prescribed under Code Section 72(p) and regulations issued thereunder, unless payment is not made because the Participant is on a leave of absence and the amortization schedule is waived as provided in paragraph (c) or (d) of Section 12.4, or (ii) there is an outstanding principal balance existing on a loan after the last scheduled repayment date (extended as provided in Section 12.4(d), if applicable), the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

12.7    Deemed Distribution Under Code Section 72(p)
If a Participant's loan is in default as provided in Section 12.6, the Participant shall be deemed to have received a taxable distribution in the amount of the outstanding loan balance as required under Code Section 72(p), whether or not distribution may actually be made from the Plan without adversely affecting the tax qualification of the Plan; provided, however, that the taxable portion of such deemed distribution shall be reduced in accordance with the provisions of Code Section 72(e) to the extent the deemed distribution is attributable to the Participant's Roth 401(k) Contributions.

If a Participant is deemed to have received distribution of an outstanding loan balance hereunder, no further loans may be made to such Participant from his Account unless there is a legally enforceable arrangement among the Participant, the Plan, and the Participant's employer that repayment of such loan shall be made by payroll withholding.

12.8    Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)
The balance of any loan that is deemed to have been distributed to a Participant hereunder shall cease to be an outstanding loan for purposes of Code Section 72(p) and a Participant shall not be treated as having received a taxable distribution when his Account is offset by such outstanding loan balance as provided in Section 12.6. Any interest that accrues on a loan after it is deemed to have been distributed shall not be treated as an additional loan to the Participant and shall not be included in the Participant's taxable income as a deemed distribution. Notwithstanding the foregoing, however, unless a Participant repays such loan, with interest, the amount of such loan, with interest thereon calculated as provided in the original loan note, shall continue to be considered an outstanding loan for purposes of determining the maximum permissible amount of any subsequent loan under Section 12.4(a).

If a Participant elects to make payments on a loan after it is deemed to have been distributed hereunder, such payments shall be treated as "employee contributions", as defined in Section 7.1, to the Plan solely for purposes of determining the taxable portion of the Participant's Account and shall not be treated as "employee contributions" for any other Plan purpose, including application of the limitations on contributions applicable under Code Sections 401(m) and 415.

The provisions of this Section regarding treatment of loans that are deemed distributed shall not apply to loans made prior to January 1, 2002, except to the extent provided under the transition rules in Q & A 22(c)(2) of Section 1.72(p)-l of the Treasury Regulations.

12.9    Special Rules Applicable to Loans
Any loan made hereunder shall be subject to the following rules:

(a)    Minimum Loan Amount: A Participant may not request a loan for less than $1,000.
(b)    Maximum Number of Outstanding Loans: A Participant may not have more than 2 outstanding loans at any time and only one such loan may be treated as a principal residence loan. A Participant with 2 outstanding loans may not apply for another loan until all but one of the existing loans is repaid in full and may not refinance an existing loan or obtain a third loan for the purpose of paying off an existing loan. The provisions of this paragraph shall not apply to any loans made prior to the effective date of this amendment and restatement; provided, however, that any such loan shall be taken into account in determining whether a Participant may apply for a new loan hereunder.
(c)    Maximum Period for Principal Residence Loan: The term of any loan to a Participant that is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant shall be no greater than 20 years.
(d)    No Roll Over of Loans: A Participant may not elect to roll over any loan note held pursuant to the provisions of this Article.
12.10    Prior Loans
Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to this amendment and restatement shall be administered in accordance with the provisions of the note reflecting such loan and shall remain outstanding until repaid in accordance with its terms.

ARTICLE XIII
WITHDRAWALS WHILE EMPLOYED
13.1    Non-Hardship Withdrawals of Rollover Contributions
A Participant who is employed by an Employer or a Related Employer may elect at any time, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his Rollover Contributions Sub-Account. As permitted by Section 4.05(2)(a) of Revenue Procedure 2021-30, Section 305 of the SECURE 2.0 Act, and IRS Notice 2023-43, this provision is retroactively effective back to the 2017 Plan Year.

13.2    Age 59 1/2 Withdrawals
A Participant who is employed by an Employer or a Related Employer and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his full vested Account.

13.3    Withdrawal by Terminally ill Participant
A terminally ill Participant (as defined herein) may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:

    his Rollover Contributions Sub-Account.
    his Prior Nonelective Contributions Sub-Account.
    his Prior Matching Contributions Sub-Account.
A Participant shall be deemed to be terminally ill when, by reason of a medically determinable physical condition, the Participant’s life expectancy is less than twenty-four (24) months. The Participant’s terminally ill condition and probable life expectancy must be certified by a physician acceptable to both the Participant and the Administrator.

13.4    Withdrawal Upon Deemed Severance from Employment Due to Qualified Military Service
Notwithstanding any other provision of the Plan to the contrary, a Participant who is absent from employment because of service with the uniformed services (as described in United States Code, Title 38, Chapter 43) for more than 30 days shall be treated as if he had incurred a severance from employment for purposes of receiving a distribution under Code Section 401(k)(2)(B)(i)(I). A Participant who is deemed to have incurred a severance from employment hereunder may elect to receive a cash withdrawal from his vested interest in his 401(k) Contributions Sub-Account.

If a Participant receives distribution in accordance with the provisions of this Section and would not otherwise be entitled to receive distribution under the terms of the Plan other than this Section, his 401(k) Contributions and the Participant's "elective contributions" and "employee contributions", as defined in Section 7.1, under all other qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Employer shall be suspended for at least 6 months after his receipt of the withdrawal. However, if the distribution is also a "qualified reservist distribution", the suspension shall not apply.

Any distribution made hereunder shall be subject to the 10% excise tax imposed on early distributions under Code Section 72(t), unless such distribution is also a "qualified reservist distribution". For purposes of this Section, a "qualified reservist distribution" means a distribution to a reservist or national guardsman who is ordered or called to active duty after September 11, 2001, either (1) for an indefinite period or (2) for a period longer than 179 days, provided such distribution is made during the period beginning on the date the Participant is ordered or called to active duty and ending on the date the Participant's active duty period closes.

13.5    Overall Limitations on Non-Hardship Withdrawals
Non-hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)    A Participant must apply for a non-hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.
(b)    Non-hardship withdrawals may be made effective as soon as administratively practicable after the Administrator's approval of the Participant's withdrawal application.
13.6    Hardship Withdrawals
A Participant who is employed by an Employer or a Related Employer and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:

    his Pre-Tax 401(k) Contributions Sub-Account.

    his Roth 401(k) Contributions Sub-Account.
    his QACA Safe Harbor Matching Contributions Sub-Account.
    his Prior Matching Contributions Sub-Account.
    his Prior Nonelective Contributions Sub-Account.
13.7    Hardship Determination
The Administrator shall grant a hardship withdrawal only if the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a)    expenses previously incurred by or necessary to obtain for the Participant, the Participant's Spouse, or any dependent of the Participant (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof) medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit.
(b)    costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant.
(c)    payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, or the Participant's Spouse, child or other dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof).
(d)    payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence.
(e)    payment of funeral or burial expenses for the Participant's deceased parent, Spouse, child or dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof).
(f)    expenses for the repair of damage to the Participant's principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to Code Section 165(h)(5) and whether the loss exceeds any applicable income limit).
(g)    any other financial need determined to be immediate and heavy under rules and regulations issued by the Secretary of the Treasury or his delegate; provided, however, that any such financial need shall constitute an immediate and heavy need under this paragraph (g) no sooner than administratively practicable following the date such rule or regulation is issued.

13.8    Satisfaction of Necessity Requirement for Hardship Withdrawals
A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant represents, and the Administrator has no actual knowledge to the contrary, that the need cannot be relieved by any of the following:
(a)    through reimbursement or compensation by insurance or otherwise
(b)    by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need
(c)    by cessation of 401(k) Contributions
(d)    by other distributions from plans maintained by an Employer or any Related Employer
(e)    by borrowing from commercial sources on reasonable commercial terms.
To the extent that the Participant's hardship can be partially relieved by any of the sources above, other than borrowing from commercial sources, the Participant must utilize such source before a hardship withdrawal is deemed necessary under the Plan. For purposes of the foregoing, a Participant's resources shall be deemed to include those assets of his Spouse and minor children that are reasonably available to the Participant.
13.9    Conditions and Limitations on Hardship Withdrawals
Hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)    A Participant must apply for a hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.
(b)    Hardship withdrawals may be made effective as soon as administratively practicable after the Administrator's approval of the Participant's withdrawal application.
(c)    The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.
13.10    Order of Withdrawal from a Participant's Sub-Accounts
Distribution of a withdrawal amount shall be made from a Participant's Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

ARTICLE XIV
TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE
14.1    Termination of Employment and Settlement Date
A Participant's Settlement Date shall occur on the date he terminates employment with the Employers and all Related Employers because of death, disability, retirement, or other termination of employment. Notice of a Participant's Settlement Date shall be given by the Administrator to the Trustee.

14.2    Separate Accounting for Non-Vested Amounts
If as of a Participant's Settlement Date the Participant's vested interest in his Employer Contributions Sub-Account is less than 100%, that portion of his Employer Contributions Sub-Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in the following Section. If prior to such Settlement Date the Participant received a distribution under the Plan and the non-vested portion of his Employer Contributions Sub-Account was not forfeited as provided in the following Section, his vested interest in his Employer Contributions Sub-Account shall be an amount ("X") determined by the following formula:

X = P(AB + (R x D)) – (R x D)

For purposes of the formula:

P    =    The Participant's vested interest in his Employer Contributions Sub-Account on the date distribution is to be made.

AB    =    The balance of the Participant's Employer Contributions Sub-Account as of the Valuation Date immediately preceding the date distribution is to be made.

R    =    The ratio of (i) the balance of the Participant's Employer Contributions Sub-Account as of the Valuation Date immediately preceding the date distribution is to be made to (ii) the balance of the Participant's Employer Contributions Sub-Account after distribution is made.

D    =    The amount of all prior distributions from the Participant's Employer Contributions Sub-Account. Amounts deemed to have been distributed to a Participant pursuant to Code Section 72(p), but which have not actually been offset against the Participant's Account balance shall not be considered distributions hereunder.

14.3    Disposition of Non-Vested Amounts
That portion of a Participant's Employer Contributions Sub-Account that is not vested upon the occurrence of his Settlement Date shall be disposed of as follows:

(a)    If the Participant has no vested interest in his Account upon the occurrence of his Settlement Date or his vested interest in his Account as of the date of distribution does not exceed $1,000, resulting in the distribution or deemed distribution to the Participant of his entire vested interest in his Account, the non-vested balance in the Participant's Employer Contributions Sub-Account shall be forfeited and his Account closed as of (i) the Participant's Settlement Date, if the Participant has no vested interest in his Account and is therefore deemed to have received distribution on that date, or (ii) the date actual distribution is made to the Participant.
(b)    If the Participant's vested interest in his Account exceeds $1,000 and the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Account, the non-vested balance in the Participant's Employer Contributions Sub-Account shall be forfeited and his Account closed as of the date the single sum payment occurs, provided that such distribution is made because of the Participant's Settlement Date. A distribution is deemed to be made because of a Participant's Settlement Date if it occurs prior to the end of the second Plan Year beginning on or after the Participant's Settlement Date.
(c)    If neither paragraph (a) nor paragraph (b) is applicable, the non-vested balance remaining in the Participant's Employer Contributions Sub-Account shall continue to be held in such Sub-Account and shall not be forfeited until the date the Participant incurs 5-consecutive Breaks in Service.
14.4    Treatment of Forfeited Amounts
Whenever the non-vested balance of a Participant's Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, the amount of such forfeiture shall first be used to recredit prior forfeited Accounts in accordance with the provisions of Section 14.5 and shall then be applied against the Employers' contribution obligations for any subsequent Contribution Period.

Any forfeiture that occurs during a Plan Year must offset Employer contributions no later than the close of the following Plan Year.

14.5     Recrediting of Forfeited Amounts
A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account in accordance with the provisions of paragraph (a) or (b) of Section 14.3 and who is reemployed by an Employer or a Related Employer shall have such forfeited amounts recredited to an Account in his name, without adjustment for interim gains or losses experienced by the Trust, if:

(a)    he returns to employment with an Employer or a Related Employer before he incurs 5-consecutive Breaks in Service commencing after the date he received, or is deemed to have received, distribution of his vested interest in his Account;
(b)    he resumes employment covered under the Plan before the earlier of (i) the end of the 5-year period beginning on the date he is reemployed or (ii) the date he incurs 5-consecutive Breaks in Service commencing after the date he received, or is deemed to have received, distribution of his vested interest in his Account; and
(c)    if he received actual distribution of his vested interest in his Account, he repays to the Plan the full amount of such distribution before the earlier of (i) the end of the 5-year period beginning on the date he is reemployed or (ii) the date he incurs 5-consecutive Breaks in Service commencing after the date he received distribution of his vested interest in his Account.
Notwithstanding the foregoing, if a reemployed Participant's Vesting Service completed following reemployment is not included in determining his vested interest in his Account attributable to employment prior to his Break in Service, as provided in Section 2.8, the former Participant's forfeited amounts shall not be recredited to his Account.

Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, to the extent that it has not yet been allocated among Participants' Accounts as provided in Article XI, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

ARTICLE XV
DISTRIBUTIONS
15.1    Distributions to Participants
Subject to the provisions of Section 15.4, a Participant whose Settlement Date occurs shall receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later.

15.2    Partial Distributions to Retired or Terminated Participants
A Participant whose Settlement Date has occurred, but who has not reached his Required Beginning Date may elect to receive distribution of all or any portion of his Account at any time prior to his Required Beginning Date in a cash withdrawal or in any other form provided in Article XVI.

15.3    Distributions to Beneficiaries
Subject to the provisions of Section 15.4, if a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant's vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary's application for distribution is filed with the Administrator. If distribution is to be made to a Participant's Spouse, it shall be made available within a reasonable period of time after the Participant's death that is no less favorable than the period of time applicable to other distributions.

If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant's vested interest in his Account beginning as soon as reasonably practicable following the Participant's date of death.

15.4    Code Section 401(a)(9) Requirements
The provisions of this Section take precedence over any inconsistent provision of the Plan; provided, however, that the provisions of this Section are not intended to create additional forms of payment that are not otherwise provided under Article XVI.

Except as otherwise provided under a valid election made by a Participant pursuant to Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act, to the extent required under Code Section 401(a)(9), all distributions made from the Plan shall be determined and made in accordance with the provisions of Code Section 401(a)(9) and the Treasury Regulations issued thereunder, as set forth in this Section.

(a)    A Participant's vested interest in his Account shall be distributed to the Participant no later than the Participant's Required Beginning Date.
(b)    If a Participant dies on or after his Required Beginning Date, but before his vested interest in his Account has been distributed in full, the remainder of the Participant's vested Account balance shall be distributed to the Participant's Beneficiary in a single sum payment as soon as reasonably practicable following the Participant's death.
(c)    If a Participant dies before his Required Beginning Date and before his vested interest in his Account has been distributed in full, the Participant's vested Account balance shall be distributed to the Participant's Beneficiary in a single sum payment no later than the 5th anniversary of the Participant's death; provided, however, that if the Participant's Spouse is his sole "designated beneficiary" with respect to all or any portion of the Participant's vested Account, the Spouse may elect to postpone payment until December 31 of the calendar year in which the Participant would have attained the “applicable age½” (as defined in the definition of “Required Beginning Date” in Section 1.1), if later. The Spouse's election to defer payment must be made no later than September 30 of the calendar year that contains the 5th anniversary of the Participant's death.
If the Participant's Spouse is a sole "designated beneficiary" with respect to all or any portion of the Participant's interest and the Spouse dies after the Participant but before distribution to the Spouse is made, the rules described above shall be applied with respect to the interest for which the Spouse was the sole "designated beneficiary," substituting the date of the Spouse's death for the date of the Participant's death. A Participant's Spouse qualifies as the Participant's sole "designated beneficiary" if she is entitled to the Participant's entire vested interest in his Account or his entire vested interest in a segregated portion of the Participant's Account and no other "designated beneficiary" is entitled to any portion of that interest unless the Spouse dies prior to receiving full distribution of that interest.

(d)    For purposes of this Section the following terms have the following meanings:
(i)    A Participant's "designated beneficiary" means the individual who is the Participant's Beneficiary under Article XVII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4.

15.5    Cash Outs and Participant Consent
Notwithstanding any other provision of the Plan to the contrary, if a Participant's vested interest in his Account does not exceed $1,000, distribution of such vested interest shall be made to the Participant in a single sum payment or through a direct rollover, as described in Article XVI, as soon as reasonably practicable following his Settlement Date.

If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.

If a Participant's vested interest in his Account exceeds $1,000, distribution shall not commence to such Participant prior to his Normal Retirement Date or the date he attains age 62, if later, without the Participant's written consent.

15.6    Required Commencement of Distribution
Unless the Participant elects a later date, distribution of his vested interest in his Account shall commence to the Participant no later than 60 days after the close of the Plan Year in which occurs the latest of (i) the earlier of the Participant's Normal Retirement Date or the Participant's attainment of age 65, (ii) the tenth anniversary of the year in which the Participant commenced participation, or (iii) the Participant's Settlement Date. A Participant who does not make application for his benefit to commence shall be deemed to have elected to postpone distribution hereunder.

15.7    Reemployment of a Participant
If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Employer, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.8    Restrictions on Alienation
Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Treasury Regulations Section 1.401(a)-13(b)(2) (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.9    Facility of Payment
If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount may, in the discretion of the Administrator, be paid to such individual's court appointed guardian or to another person with a valid power of attorney. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

If distribution is to be made to a minor Beneficiary, the Administrator may, in its discretion, pay the amount to a duly qualified guardian or other legal representative, to an adult relative under the applicable state Uniform Gifts to Minors Act, as custodian, or to a trust that has been established for the benefit of the minor. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the minor and shall be a complete discharge of any liability therefor under the Plan.

15.10    Inability to Locate Payee and Non-Negotiated Checks
If any benefit becomes payable to any person, or to the executor or administrator of any deceased person (the "payee"), and if either (i) the payee does not satisfy the administrative requirements for distribution as of the date distribution is required to be made under the Plan, or (ii) the payee or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, such as (1) providing a distribution notice to the lost Participant at his/her last known address by certified mail, (2) checking the records of the Employer or any related plans of the Employer, (3) sending an inquiry to the designated Beneficiary of the missing Participant, or (4) using a commercial locater service, the internet or other general search method, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

If a distribution check has been issued and is outstanding for more than the number of days specified by the Administrator and the Administrator has been unable to locate the payee after diligent efforts have been made to do so, then except as specifically directed by the Administrator, the amount of the check shall be re-deposited to the Plan and forfeited. However, if the payee is subsequently located, the check amount will be restored to an Account established on the payee's behalf, without adjustment for investment gains or losses since the date of issuance.

Any amount forfeited under this Section shall be used first to recredit prior forfeited Accounts in accordance with the provisions of Section 14.5 and shall then be applied against the Employer Contribution obligations for the Plan Year in which the forfeiture occurred or the immediately following Plan Year of the Employers. Forfeitures hereunder shall be allocated in the ratio which an eligible Participant's Compensation for the Plan Year from the Employers bears to the aggregate of such Compensation for all such eligible Participants.

15.11    Distribution Pursuant to Qualified Domestic Relations Orders
Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), regardless of whether the Participant's Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan. An alternate payee may name his or her own beneficiary to receive any benefits payable in the event of the alternate payee’s death prior to the receipt of all benefits to which the alternate payee was entitled.

ARTICLE XVI
FORM OF PAYMENT
16.1    Form of Payment
Distribution shall be made to a Participant, or his Beneficiary, if the Participant has died, in a single sum payment.

16.2    Direct Rollover
Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a "qualified distributee" may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any "eligible rollover distribution" paid directly by the Plan to the "eligible retirement plan" designated by the "qualified distributee". Any such payment by the Plan to another "eligible retirement plan" shall be a direct rollover.

For purposes of this Section, the following terms have the following meanings:

(a)    An "eligible retirement plan" with respect to the Participant, the Participant's Spouse, or the Participant's former Spouse means any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified plan described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b) that accepts rollovers, (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan, or (vii) a Roth IRA, as described in Code Section 408A. Effective for rollovers to other plans made after December 18, 2015, an Eligible Retirement Plan will include a SIMPLE IRA plan that accepts rollovers and such rollover does not include a designated Roth account.
Notwithstanding any other provision of this Section, the following special rules shall apply:

(i)    The portion of any "eligible rollover distribution" consisting of Roth 401(k) Contributions or Roth Rollover Contributions may only be rolled over to another designated Roth account established for the individual under an applicable retirement plan described in Code Section 402A(e)(1)

or to a Roth individual retirement account described in Code Section 408A.
An "eligible retirement plan" with respect to any other "qualified distributee" means either an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (an "IRA"). Such IRA must be treated as an IRA inherited from the deceased Participant by the "qualified distributee" and must be established in a manner that identifies it as such.

(b)    An "eligible rollover distribution" means any distribution of all or any portion of the balance of a Participant's Account; provided, however, that an eligible rollover distribution does not include the following:
(i)    any distribution to the extent such distribution is required under Code Section 401(a)(9).
(ii)    any hardship withdrawal made in accordance with the provisions of Article XIII.
(c)    A "qualified distributee" means a Participant, the Participant's surviving Spouse, the Participant's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), or the Participant's non-Spouse Beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).
16.3    Notice Regarding Form of Payment
Within the 150-day period ending 30 days before a Participant's Benefit Payment Date, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until age 62, or such later date as may be provided in the Plan, the consequences to the Participant of electing an immediate distribution of his vested Account balance instead of deferring payment, his right to make a direct rollover, and the form of payment provided under the Plan. Distribution of the Participant's Account may commence fewer than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to age 62 for a period of at least 30 days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

16.4    Distribution in the Form of Employer Stock
Notwithstanding any other provision of the Plan to the contrary, to the extent that his Account is invested in Employer Stock on the date distribution is to be made to a

Participant, the Participant may elect to receive distribution of such Account in the form of Employer Stock.

16.5    Section 242(b)(2) Elections
Notwithstanding any other provisions of this Article, distribution on behalf of a Participant, including a 5% owner, may be made pursuant to an election under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 and in accordance with all of the following requirements:

(a)    The distribution is one which would not have disqualified the Trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.
(b)    The distribution is in accordance with a method of distribution elected by the Participant whose interest in the Trust is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.
(c)    Such election was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.
(d)    The Participant had accrued a benefit under the Plan as of December 31, 1983.
(e)    The method of distribution elected by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distribution will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.
A distribution upon death shall not be made under this Section unless the information in the election contains the required information described above with respect to the distributions to be made upon the death of the Participant. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made, if this method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (a) and (e) of this Section. If an election is revoked, any subsequent distribution will be in accordance with the other provisions of the Plan. Any changes in the election will be considered to be a revocation of the election. However, the mere substitution or addition of another Beneficiary (one not designated as a Beneficiary in the election), under the election will not be considered to be a revocation of the election, so long as such substitution or addition does not alter the period over which distributions are to be made under the election directly, or indirectly (for example, by altering the relevant measuring life).

ARTICLE XVII
BENEFICIARIES
17.1    Designation of Beneficiary
The Beneficiary of a Participant who does not have a Spouse shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. The Beneficiary of a Participant who has a Spouse shall be his Spouse, unless the Participant designates a person or persons other than his Spouse as Beneficiary with the written consent of his Spouse. For purposes of this Section, a Participant shall be treated as not having a Spouse and such Spouse's consent shall not be required if the Participant does not have a Spouse on the Participant's Benefit Payment Date.

If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving Spouse, then the Beneficiary under the Plan shall be the Participant's estate. For purposes of this Section, a Participant’s Spouse or other Beneficiary is treated as surviving the Participant if he or she is alive seven days after the Participant’s death.

If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, then the beneficiary designated by the Beneficiary or, if none, the estate of the deceased Beneficiary, shall be the Beneficiary as to the balance of the distribution.

17.2    Spousal Consent Requirements
Any written consent given by a Participant's Spouse pursuant to this Article must acknowledge the effect of the action taken, must specify any non-Spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without the Spouse's written consent, and must be witnessed by a Plan representative or a notary public. A Participant's Spouse will be deemed to have given written consent to the Participant's designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant's Spouse hereunder shall be valid only with respect to the Spouse who signs the consent.

17.3    Revocation of Beneficiary Designation Upon Divorce
Notwithstanding any other provision of this Article XVII to the contrary, if a Participant designates his or her Spouse as Beneficiary under the Plan, such designation shall automatically become null and void as of the date of any final divorce or similar decree or order unless either (i) the Participant re-designates such former Spouse as his or her Beneficiary after the date of the final decree or order or (ii) such former Spouse is designated as the Participant's Beneficiary under a qualified domestic relations order; provided, however, that such former Spouse shall be the Participant's Beneficiary under this clause (ii) only to the extent required in accordance with the qualified domestic relations order. Notwithstanding the foregoing, distribution of a deceased Participant’s account in accordance with his most recent Beneficiary designation filed with the Administrator shall completely discharge the Employer, the Administrator and the Trustee and they shall have no duty to inquire into, or act on any information concerning, whether a Participant’s marriage has been dissolved and his Beneficiary designation thereby revoked as to his prior Spouse.

ARTICLE XVIII
ADMINISTRATION
18.1    Authority of the Administrator
The Administrator, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Administrator may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Administrator shall be a "named fiduciary" as that term is defined in ERISA Section 402(a)(2). The Administrator may:

(a)    allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and
(b)    designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities.
18.2    Discretionary Authority
In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, making factual determinations, and resolving disputes, the Administrator (or any individual to whom authority has been delegated in accordance with Section 18.1) shall have absolute discretionary authority. Any interpretation of Plan provisions and any findings of fact, including eligibility to participate and eligibility for benefits, made by the Administrator (or any named fiduciary to whom the Administrator has allocated authority to make such interpretations and findings of fact) are final and will not be subject to "de novo" review unless shown to be arbitrary and capricious.

18.3    Claims Review Procedure
Except to the extent that the provisions of any collective bargaining agreement provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control whenever a claim for benefits under the Plan is filed by any person (referred to in this Section as the "claimant") and is denied, in whole or in part. The provisions of this Section shall also control whenever a claimant seeks a remedy under any provision of ERISA or other applicable law in connection with any error regarding his benefit under the Plan and such claim is denied, in whole or in part.

Benefit claim determinations shall be made based on the applicable provisions of the Plan document and any documents of general application that interpret the Plan provisions and are maintained by the Employer or the Administrator for purposes of making benefit determinations. The Administrator shall take such steps as are necessary to ensure and verify that benefit claim determinations are made in accordance with such documents and that the Plan provisions are being applied consistently with respect to similarly situated Claimants. All notices to Claimants will be written in a manner calculated to be understood by the Claimant.
(a)    Exhaustion of Remedies. No civil action for benefits under the Plan will be brought unless and until the Claimant has (1) submitted a timely claim for benefits in accordance with the provisions of this Section; (2) been notified by the Administrator that the claim has been denied; (3) filed a written request for a review of the claim in accordance with the applicable provisions of paragraphs (e) or (f) below; and (4) been notified in writing of an adverse benefit determination on review.
(b)    Grounds for Judicial Review. Any civil action will be based solely on the contentions advanced by the Claimant in the administrative review process, and the judicial review will be limited to the Plan document and the record developed during the administrative review process as set forth in this Section.
(c)    Definition of Disability Benefit. For purposes of this Section, the term "Disability Benefit" means a benefit that is available under the Plan and that becomes payable upon a determination of a Participant's Disability as determined by the Administrator. The term "Disability Benefit" does not include a benefit that, pursuant to the terms of this Plan, becomes payable upon a determination of a Participant's Disability as determined either by the Social Security Administration or under the Sponsor's long-term disability plan.
(d)    Written Claims. Any claim for benefits by the Claimant (or an authorized representative) must be filed in writing with the Administrator; however, the Administrator may permit the filing of a claim for benefits electronically, so long as the Administrator complies with the standards imposed by DOL Regulation Section 2520.104b-1(c)(1)(i), (iii), and (iv).
(e)    Review of Non-Disability Benefit Claims. The provisions of this paragraph (e) will apply to any claim by a Claimant for a Plan benefit that is not a Disability Benefit (as defined in paragraph (c) above):

(i)    Initial Denial. Whenever the Administrator decides for any reason to deny, in whole or in part, a claim for benefits filed by a Claimant, the Administrator will transmit to the Claimant a written or electronic notice (which electronic notice must comply with the standards imposed by DOL Regulation Section 2520.104b-1(c)(1)(i), (iii), and (iv)) of its decision within 90 days of the date the claim was filed, unless an extension of time is necessary or the Claimant voluntarily agrees to an extension. If special circumstances require an extension, the Administrator will notify the Claimant before the end of the initial review period that additional review time is necessary. The notice for an extension will (A) specify the circumstances requiring a delay and the date that a decision is expected to be made; and (B) describe any additional information needed to resolve any unresolved issues. Unless the Administrator requires additional information from the Claimant to process the claim, the review period cannot be extended beyond an additional 90 days unless the Claimant voluntarily agrees to a longer extension or the Administrator determines that special circumstances require a further extension. If special circumstances require a further extension, the Administrator will notify the Claimant before the end of the extended review period that further additional review time is necessary. The notice will describe the special circumstances requiring a further delay and specify the date a decision is expected to be made. The Administrator cannot extend the review period beyond an additional 90 days unless the Claimant voluntarily agrees to a longer extension. If the Administrator requires additional information from the Claimant to process the claim and a timely notice requesting the additional information is transmitted to the Claimant, the Claimant must provide the additional information by 90 days of the date that the notice is provided, and the review period may be extended accordingly.
(ii)    Notice of Denial. The notice of an adverse benefit determination will be written in a manner calculated to be understood by the Claimant and will contain the following information: (A) the specific reason(s) for the denial; (B) reference to the specific Plan provisions on which the denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; (D) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim; (E) a description of the Plan's review (i.e., appeal) procedures, the time limits applicable to such procedures, and in the event of an adverse review decision, a statement describing any voluntary review procedures and the Claimant's right to obtain copies of such procedures; and (F) a statement that if the Claimant requests a review of the Administrator's decision and the reviewing fiduciary's decision on review is adverse to the Claimant, there is no further administrative review following such initial review, and that the Claimant then has a right to bring a civil action under ERISA Section 502(a). The notice will also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Administrator in accordance with the procedures in subparagraph (3).
(iii)    Right to Appeal. Within the 60-day period beginning on the date the Claimant receives notice regarding disposition of his claim, the Claimant or his authorized representative may request that the claim denial be reviewed by the reviewing fiduciary, by filing with the Administrator a written request for such review. The written request for such review will contain the following information: (A) the date on which the Claimant's request was received by the Administrator, provided that the date on which the Claimant's request for review was in fact received by the Administrator will control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph; (B) the specific portions of the denial of his claim which the Claimant requests the reviewing fiduciary to review; (C) a statement by the Claimant setting forth the basis upon which the Claimant believes the reviewing fiduciary should (i) reverse the previous denial by the Administrator of the Claimant's claim for benefits, and (ii) accept the Claimant's claim as made; and (D) any written comments, documents, records, and other information (offered as exhibits) which the Claimant desires the reviewing fiduciary to examine in its consideration of the Claimant's position, without regard to whether such information was submitted or considered in the initial benefit determination.
(iv)    Review on Appeal. Except as provided in DOL Regulation Section 2560.503-1(i)(1)(ii), within 60 days of the date determined under clause (A) in subparagraph (3) (or, if special circumstances require an extension, within 120 days of that date if an extension notice is furnished to the Claimant within the initial 60-day period, indicating the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review), the reviewing fiduciary will conduct a full and fair review of the Administrator's decision denying the Claimant's claim for benefits and will render its written decision on review to the Claimant. The review will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The reviewing fiduciary's decision on review will be written in a manner calculated to be understood by the Claimant and will contain the following information: (A) the specific reasons for the denial on review; (B) reference to specific Plan provisions on which the denial is based; (C) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim; (D) a statement describing any voluntary review procedures and the Claimant's right to obtain copies thereof; and (E) a statement that the Claimant has a right to bring a civil action under ERISA Section 502(a).
(f)    Review of Disability Benefit Claims. The provisions of this paragraph (f) will apply to any claim by a Claimant for a Plan benefit that is a Disability Benefit (as defined in paragraph (c) above).
(i)    Initial Denial. Whenever the Administrator decides for any reason to deny, in whole or in part, a claim for a Disability Benefit filed by a Claimant, the Administrator will transmit to the Claimant a written or electronic notice (which electronic notice must comply with the standards imposed by DOL Regulation Section 2520.104b-1(c)(1)(i), (iii), and (iv)) of its decision within 45 days of the date the claim was filed, unless an extension of time is necessary or the Claimant voluntarily agrees to an extension. If, prior to the expiration of the initial 45-day period, the Administrator determines that a decision cannot be rendered within that initial 45-day period due to matters beyond the control of the Plan, the Administrator will provide a notice to the Claimant before the end of the 45-day review period that a 30-day extension of time is necessary. If, prior to the end of the first 30-day extension period, the Administrator determines that a decision cannot be rendered within that first 30-day extension period due to matters beyond the control of the Plan, the Administrator will provide a notice to the Claimant before the end of the first 30-day extension period that an additional 30-day extension of time is necessary. Any notice of an extension of time will (A) specify the circumstances requiring the extension of time and the date a decision is expected to be rendered; (B) explain the standards on which entitlement to a Disability Benefit is based; (C) state the unresolved issues that prevent a decision on the claim; and (D) describe any additional information needed to resolve those issues. If the Administrator requires additional information from the Claimant to process the claim for a Disability Benefit and a timely notice requesting the additional information is transmitted to the Claimant, the Claimant must provide the additional information by 45 days of the date that the notice is provided, and the review period may be extended accordingly.

The notice requesting additional information may also serve as notice of a claim denial if the notice clearly states that unless the Claimant provides the requested information within the prescribed time period, the claim will be denied for failure to provide sufficient information. A combined notice must provide both the information described above and the information under Notice of Denial below. If additional information is required from the Claimant, the Administrator has discretion to decide whether to request the information and extend the initial review period as described in this section or, instead, to deny the claim on the basis that there is not sufficient information to proceed.
(ii)    Notice of Denial. The notice of an adverse determination for a Disability Benefit will be written in a manner and will contain (A) the specific reasons for the denial of the claim; (B) reference to the specific Plan provisions on which the denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; (D) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim; (E) either (1) if the claim denial is based on an internal rule, guideline, protocol, or other similar provision, a copy of the specific rule, guideline, protocol, or other similar criterion relied upon, or (2) an affirmative statement that the claim denial is not based on an internal rule, guideline, protocol, or other similar criterion; (F) if the claim denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation is available upon request, free of charge; (G) a discussion of the decision, including an explanation for disagreeing with or not following (1) the views presented by the Claimant, of health care professionals who treated the Claimant and vocational professionals who evaluated the Claimant, (2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, without regard to whether the advice was relied on in making the determination, and (3) any Disability determinations made by the Social Security Administration; (H) a description of the review (i.e., appeal) procedures, the time limits applicable to such procedures, and in the event of an adverse review decision, a statement describing any voluntary review procedures and the Claimant's right to obtain copies of such procedures; and (I) a statement that if the Claimant requests a review of the Administrator's decision and the reviewing fiduciary's decision on review is adverse to the Claimant, that there is no further administrative review following such initial review, and that the Claimant then has a right to bring a civil action under ERISA Section 502(a). The notice will also include a statement advising the Claimant that, within 180 days of the date he receives such notice, he may obtain review of the decision of the Administrator in accordance with the procedures in subparagraph (3) below.
(iii)    Right to Appeal. Within the 180-day period beginning on the date the Claimant receives notice regarding disposition of his claim, the Claimant or his authorized representative may request that the claim denial be reviewed by the reviewing fiduciary, by filing with the Administrator a written request for such review. The written request for such review will contain the following information: (A) the date on which the Claimant's request was received by the Administrator provided that the date on which the Claimant's request for review was in fact received by the Administrator will control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph; (B) the specific portions of the denial of his claim which the Claimant requests the reviewing fiduciary to review; (C) a statement by the Claimant setting forth the basis upon which the Claimant believes the reviewing fiduciary should (i) reverse the previous denial by the Administrator of the Claimant's claim for benefits, and (ii) accept the Claimant's claim as made; and (D) any written comments, documents, records, and other information (offered as exhibits) which the Claimant desires the reviewing fiduciary to examine in its consideration of Claimant's position, without regard to whether such information was submitted or considered in the initial benefit determination.
(iv)    Review by Alternate Fiduciary. Review of a Disability Benefit claim that has been denied in accordance with subparagraphs (1) and (2) above will be conducted by a reviewing fiduciary who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. The review will not afford deference to the initial adverse benefit determination, but will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. If the adverse benefit determination was based on a medical judgment, the reviewing fiduciary will consult with an appropriate health care professional who (A) was not consulted on the original adverse benefit determination, (B) is not subordinate to someone who was consulted on the original adverse benefit determination, and (C) has appropriate training and experience in the field of medicine involved in the medical judgment. The reviewing fiduciary will either (1) provide the Claimant with a list of any medical or vocational experts whose advice was obtained on the original adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination or (2) notify the Claimant that he or she may request, in writing, a list of such experts.
(v)    Review on Appeal. Except as provided in DOL Regulation Section 2560.503-1(i)(3)(ii), within 45 days of the date determined under clause (A) in subparagraph (3) (or, if special circumstances require an extension, within 90 days of that date; provided that an extension notice is furnished to the Claimant within the initial 45-day period, which extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review), the reviewing fiduciary will conduct a full and fair review of the Administrator's decision denying the Claimant's claim for benefits and will render its written decision on review to the Claimant. If the reviewing fiduciary anticipates denying the Claimant’s appeal, whether in whole or in part, based on new or additional evidence or a new or additional rationale, the reviewing fiduciary must provide the Claimant with (i) the new or additional evidence considered, relied upon, or generated by or at the direction of the Plan, the insurer, the reviewing fiduciary, or any other person making the benefit determination and/or (ii) the new or additional rationale for the determination. The information must be provided free of charge and as soon as possible to provide the Claimant a reasonable opportunity to review the information and submit a response before the reviewing fiduciary is required to render its decision. The review will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The reviewing fiduciary's decision will be provided in a culturally and linguistically appropriate manner and contain the following information: (A) the specific reason(s) for the denial on review; (B) reference to specific Plan provisions on which the denial is based; (C) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim; (D) either (1) if the claim denial is based on an internal rule, guideline, protocol, or other similar criterion, either the specific rule, guideline, protocol, or other similar criterion or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion is available upon request, free of charge or (2) an affirmative statement that the claim denial is not based on an internal rule, guideline, protocol, or other similar criterion; (E) if the claim denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation is available upon request, free of charge; (F) a discussion of the decision, including an explanation for disagreeing with or not following (1) the views presented by the Claimant, of health care professionals who treated the Claimant and vocational professionals who evaluated the Claimant; (2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, without regard to whether the advice was relied on in making the determination; and (3) any Disability determinations made by the Social Security Administration; (G) a statement describing any voluntary review procedures and the Claimant's right to obtain copies of such procedures; and (H) a statement that the Claimant has a right to bring a civil action under ERISA Section 502(a).
18.4    Special Rules Applicable to Claims Related to Investment Errors
Any person alleging that there has been a failure or error in implementing investment directions with respect to a Participant’s Account must file a claim with the Administrator on or before the earlier of (a) 60 days (or such other number of days prescribed by the Administrator) from the mailing of a trade confirmation, account statement, or any other document, from which the error can be discovered, or (b) one year from the date of the transaction related to the error. Any claim filed outside of such period shall be limited to the benefit that would have been determined if the claim were timely filed, and therefore any adjustments shall be calculated for such period only.

18.5    Exhaustion of Remedies & Dispute Resolution
No civil action for benefits under the Plan shall be brought unless and until the aggrieved person has (a) submitted a timely claim for benefits in accordance with this Article, (b) been notified by the Administrator that the claim has been denied (or such claim is deemed denied), (c) filed a written request for a review of the claim in accordance with this Article, (d) been notified in writing of an adverse benefit determination on review, and (e) filed the civil action within 1 year of the date he receives a final adverse determination of his claim on review and must be filed in the United States District Court for the Western District of Washington. Any disputes related to this Plan other than a claim for benefits subject to the provisions of this Article XVIII shall be resolved through mutually binding arbitration as outlined in Nordstrom’s Dispute Resolution Program, the terms of which are incorporated by reference into this Plan.

18.6    Grounds for Judicial Review
Any civil action by an aggrieved person shall be based solely on the contentions advanced by the aggrieved person in the administrative review process and the judicial review will be limited to the Plan document and the record developed during the administrative review process.

18.7    Qualified Domestic Relations Orders
The Administrator shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

18.8    Correction of Erroneous Payments and Overpayments
If payment is made from the Plan to any individual to whom no payment should have been made or the amount paid to an individual exceeds the amount to which such individual is entitled under the Plan, the Plan has an equitable lien on the erroneous payment or the overpayment. The Administrator will correct the erroneous payment or the overpayment in accordance with the requirements of the Employee Plans Compliance Resolution System (EPCRS) program.

18.9    Indemnification
To the extent permitted by applicable law, the Sponsor hereby indemnifies any employee of an Employer who carries out any responsibilities under the Plan, and holds them harmless from the effects, consequences, expenses, attorney fees and damages of their acts or conduct in such capacity, except to the extent that such consequences are the result of their own willful misconduct or breach of good faith. Such indemnification shall be in addition to any other rights such employee may have as a matter of law, or by reason of any insurance or other indemnification.
18.10    Prudent Man Standard of Care
The Plan fiduciaries shall discharge their duties under the Plan solely in the interests of Participants and Beneficiaries and, in accordance with the requirements of ERISA Section 404(a)(1)(B), with the care, skill, prudence, and diligence under the prevailing circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character with like aims.

18.11    Actions Binding
Subject to the provisions of Section 18.3, any action taken by the Sponsor and/or the Administrator which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

ARTICLE XIX
AMENDMENT AND TERMINATION
19.1    Amendment by the Mass Submitter
Subject to the requirements and limitations set forth in this Article, the Mass Submitter may amend any part of the Basic Plan Document. For purposes of this Plan, the Mass Submitter is Document Agility, Inc.

19.2    Amendment by Plan Sponsor
Subject to the provisions of Section 19.4, the CPCC may at any time and from time to time amend the Plan, either prospectively or retroactively. The Retirement Committee has the authority to approve and adopt non-material, technical, legal compliance, and/or administrative amendments to the Plan and shall notify the CPCC of any amendment adopted under this provision. Subject to the requirements and limitations set forth herein, the Plan can be amended in the following manner without affecting the Plan's status as a Pre-Approved Defined Contribution Plan: (1) changing any optional selections under the Plan, including any effective date of a provision as permitted under the Plan; (2) adding additional language where authorized under the Plan, including language necessary to satisfy Code Section 415 or Code Section 416 due to the required aggregation of multiple plans; (3) changing the addendums to the Plan from time to time without having to re-execute the Plan; (4) adopting any model, sample and/or "good faith" amendments promulgated/suggested by the IRS, for which the IRS has provided guidance that their adoption will not cause the Plan to lose reliance on the Opinion Letter and to be treated as an individually designed plan; (5) adopting any amendments that it deems necessary to resolve qualification failures under any Employee Plans Compliance Resolution System (EPCRS) promulgated by the Internal Revenue Service; (6) adopting an amendment to cure a coverage or nondiscrimination testing failure, as permitted under applicable Regulations; and (7) amending administrative provisions of the Plan relating to investments, plan claim procedures, and Employer contact information provided the amended provisions are not in conflict with any other provision of the Plan and do not cause the Plan to fail to qualify under Code Section 401; (8) amending to adjust for limitations provided under Code Section 415, Section 402(g), Section 401(a)(17) and Section 414(q)(1)(B) to reflect annual cost-of-living increases, other than to add automatic cost-of-living adjustments to the plan; and (9) making interim amendment or discretionary amendment that are related to a change in qualification requirements. Any amendment to the Plan under this Section applies to any Employer that participates under the Plan. The amendment of the Plan from one type of defined contribution plan into another type of defined contribution plan will not result in a partial termination or any other event that would require full vesting of some or all Participants. Any other amendments to the Plan will result in the Sponsor no longer having reliance on the Opinion Letter, however, in the cases where the Employer is switching from an individually-designed plan or from one Pre-Approved Defined Contribution Plan to another, a list of Code Section 411(d)(6) protected benefits will not be considered an impermissible amendment to the Plan.

19.3    Amendment by Provider
Subject to the requirements and limitations set forth in subparagraphs (a), (b) and (c) below, the Provider may amend any part of the Plan without the consent of the Sponsor without the necessity of re-execution of the Plan. The Provider will provide each Plan Sponsor with a copy of any such amendment either by providing a copy of the amendment, by providing substitute or additional pages, or by providing a restated Plan. For purposes of amendments made by the Provider, the Plan Sponsor can override any such amendment by executing another amendment by the end of the applicable remedial amendment period that applies to such amendment.
(a)    Any Plan amendments adopted by the Provider will amend the Plan on behalf of all adopting Employers (including those Employers who have adopted the Plan prior to such amendment) for changes in the Code, the Regulations, revenue rulings, other statements published by the Internal Revenue Service (including model, sample or other required good faith amendments, but only if their adoption will not cause the Plan to be individually designed), and for corrections of prior approved plans. These amendments will be applied to all Employers who have adopted the Plan.

(b)    The Provider may amend any part of the Plan, however, for purposes of reliance on an Opinion Letter, the Provider will no longer have authority to amend the Plan on behalf of an adopting Employer as of the date (A) the Internal Revenue Service requires the Employer to file Form 5300 as an individually designed plan as a result of an Employer amendment to incorporate a type of plan not allowed in the Pre-Approved Defined Contribution Plan program, as described in section 6.03 of Revenue Procedure 2017-41, or (B) the Internal Revenue Service notifies the Employer, in accordance with section 8.06(3) of Revenue Procedure 2017-41 that the Plan is otherwise considered an individually designed plan due to the nature and extent of the amendments. For the purposes of Provider amendments, the Mass Submitter shall be recognized as the agent of the Provider. If the Provider does not adopt the amendments made by the Mass Submitter, it will no longer be identical to or a minor modifier of the Mass Submitter Plan.

(c)    The Provider will maintain, or have maintained on its behalf, a record of the Employers that have adopted the Plan, and will make reasonable and diligent efforts to ensure that each adopting Employer has actually received and is aware of all Plan amendments and that each such Employer adopts new documents when necessary. Notwithstanding the foregoing, where this Plan is not provided to the Sponsor directly by the Provider but rather by a third party such as a law firm, an actuarial firm, an insurance company, an accounting firm, or a third party administration firm, the responsibility to make reasonable and diligent efforts to ensure that each adopting Employer has actually received and is aware of all amendments and that each such Employer adopts new documents when necessary will be the responsibility of such third party, and the Provider's responsibility will be limited to making reasonable and diligent efforts to ensure that such third party is aware of all Plan amendments. However, the Provider will have no further obligations under this subparagraph after such third party terminates its business relationship with the Provider, in which case the terms of Section 19.9 will apply.

For purposes of this section, the term "Mass Submitter" means a person, firm or organization meeting the requirements of Section 4.04 and Section 10 of Revenue Procedure 2017-41.
For purposes of this section, the term "Provider" means any person that (1) has an established place of business in the United States where it is accessible during every business day, and (2) represents to the IRS in its application for an Opinion Letter that it has at least 15 employer-clients, each of which is reasonably expected to adopt the same Pre-Approved Plan of the Provider. By submitting an application for Opinion Letter for a Pre-Approved Plan, the Provider agrees to comply with any requirements imposed by Revenue Procedure 2017-41, as may be amended, with the understanding that failure to comply may result in the loss of eligibility to offer such Pre-Approved Plans and the revocation of Opinion Letters that have been issued to the Provider. The Provider of this Pre-Approved Defined Contribution Plan is defined at Section 1.1.
The term "Opinion Letter" means a non-transferrable written statement issued by the Internal Revenue Service (IRS) to a Provider or Mass Submitter as to the qualification in form of a plan under Code Section 401, Section 403(a) or both Section 401 and Section 4975(e)(7). Opinion Letters do not constitute rulings or determinations as to the exempt status of related trusts or custodial accounts under Code Section 501(a) or Title I issues administered by the Department of Labor (DOL). Adopting Employers may generally rely on the Plan’s Opinion Letter as evidence that the Plan is qualified under Code Section 401 only to the extent provided in Revenue Procedure 2017-41 and provided such Employer has not amended the Plan other than to choose options provided under the Plan or to make amendments as permitted. The Employer may not rely on the Opinion Letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the Opinion letter issued with respect to the Plan and in Revenue Procedure 2017-41.

The term "Pre-Approved Defined Contribution Plan" means a plan, the form of which is the subject of a favorable Opinion Letter from the Internal Revenue Service.
19.4    Limitation on Amendment
No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. This includes a Plan amendment that decreases a Participant’s accrued benefit, or otherwise places greater restrictions or conditions on a Participant’s rights to Code Section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code Section 411(a)(3) through (11). Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Code Section 412(d)(2) or to the extent permitted under Regulations Sections 1.411(d)-3 and 1.411(d)-4. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.
No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her account balance under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.
19.5    Termination
The CPCC reserves the right, by resolution or similar action, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the "termination date"). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)    As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.
(b)    All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Employer establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant's written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.
(c)    Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his 401(k) Contributions Sub-Account on account of Plan termination (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Employer establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that meets the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24 month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a "lump sum distribution" as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub paragraph (D)(i) thereof.
Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100%; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100%. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.6    Inability to Locate Payee on Plan Termination
If distribution of a Participant's Account is to be made to the Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order (a "payee") on account of the termination of the Plan, and such payee does not present himself to the Administrator within a reasonable period after the Administrator sends written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, distribution of such Account shall be made at the direction of the Administrator through a direct rollover to an individual retirement plan established on behalf of the payee with a provider selected by the Administrator, transfer to another "eligible retirement plan", as defined in the Section of Article XVI entitled "Direct Rollovers", or payment to the Pension Benefit Guaranty Corporation missing participant program.

19.7    Reorganization
The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Employer shall not constitute a termination of the Plan as to such Employer.

19.8    Withdrawal of an Employer
An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the "withdrawal date") and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.7 and unless the Sponsor otherwise directs, it ceases to be a Related Employer of the Sponsor or any other Employer. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 19.5 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Employer. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Employer, and the interest of any Participant employed solely by an Employer or a Related Employer other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

19.9    Loss of Pre-Approved Plan Status
Notwithstanding any provision in this Plan to the contrary, if this Plan is provided to the Plan Sponsor by a third party (e.g., a law firm, an actuarial firm, an insurance company, an accounting firm, a third party administration firm, etc.) rather than by the Provider directly, and (a) such third party subsequently terminates its business relationship with the Provider for any reason, or (b) the Provider subsequently terminates its business relationship with such third party for any reason, or (c) the Plan Sponsor subsequently terminates its business relationship with such third party, then this Plan will no longer be considered a Pre-Approved Defined Contribution Plan, but rather will be considered an individually designed plan, and the Provider will have no further responsibilities or obligations with respect to the Plan or the Plan Sponsor.

ARTICLE XX
ADOPTION BY OTHER ENTITIES
20.1    Adoption by Related Employers
A Related Employer may, with the consent of the Administrator, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2    Effective Plan Provisions
An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XXI
MISCELLANEOUS PROVISIONS
21.1    No Commitment as to Employment
Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Employer, or as a commitment on the part of any Employer or Related Employer to continue the employment, compensation, or benefits of any person for any period.

21.2    Benefits
Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3    No Guarantees
The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4    Expenses
The expenses of operation and administration of the Plan, including the expenses of the Administrator, shall be paid from the Trust, unless the Sponsor elects to make payment. To the extent paid from the Trust, administrative expenses shall be allocated among Participants' Accounts.

Notwithstanding the foregoing, the costs incident to the management of the assets of an Investment Fund or to the purchase or sale of securities held in an Investment Fund shall be allocable to Accounts invested in such Investment Fund and administrative expenses that are incurred directly with respect to an individual Participant's Account will be allocated to that Account.

21.5    Precedent
Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6    Duty to Furnish Information
The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7    Merger, Consolidation, or Transfer of Plan Assets
The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.8    Condition on Employer Contributions
Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.9, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Employer.

21.9    Return of Contributions to an Employer
Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)    is made under a mistake of fact, or
(b)    is disallowed as a deduction under Code Section 404,
such contribution, reduced for any losses experienced by the Trust Fund, may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. If the contribution is returned because of a mistake of fact, the amount returned will be reduced for any losses experienced by the Trust Fund. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.10    Validity of Plan
The validity of the Plan shall be determined, and the Plan shall be construed and interpreted in accordance with the laws of the state of Washington, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.11    Trust Agreement
The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.12    Parties Bound
The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.13    Application of Certain Plan Provisions
For purposes of the general administrative provisions and limitations of the Plan, a Participant's Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan. A Participant's Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X.

21.14    Merged Plans
In the event another defined contribution plan (the "merged plan") is merged into and made a part of the Plan, each Employee who was eligible to participate in the "merged plan" immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant's vested interest in his Sub-Account attributable to amounts transferred to the Plan from the "merged plan" (his "transferee Sub-Account") on and after the merger be less than his vested interest in his account under the "merged plan" immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant's service credited for eligibility and vesting purposes under the "merged plan" as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant's

"transferee Sub-Account", if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.

21.15    Transferred Funds
If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.16    Veterans Reemployment Rights
Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). Any contributions required to be made in accordance with this Section shall be contributed to the Plan within the time period prescribed under applicable regulations or other guidance. Any Matching Contributions required to be made because of 401(k) Contributions made by a Participant in accordance with the provisions of Code Section 414(u), shall be contributed to the Plan as soon as administratively practicable after the date on which the Participant's contributions are paid to the Plan. The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service. In addition, any Matching Contributions required to be made because of 401(k) Contributions made by a Participant in accordance with the provisions of Code Section 414(u), shall not be included in applying the limitations on Matching Contributions described in Article VII.

An Employee who is absent from employment because of qualified military service shall be treated as on furlough or leave solely for purposes of complying with the requirements of Code Section 414(u). Otherwise, such an Employee shall be treated as having terminated employment with the Employer if and to the extent provided under the Employer's standard policy governing absences because of military service.

If a Participant who is absent from employment as a Covered Employee because of military service dies while performing qualified military service (as defined in Code Section 414(u)), the Participant shall be treated as having returned to employment as a Covered Employee on the day immediately preceding his death for purposes of determining the Participant's vested interest in his Account and his Beneficiary's eligibility for a death benefit under the Plan. Notwithstanding the foregoing, such a Participant shall not be entitled to additional contributions with respect to his period of military leave.

21.17    Delivery of Cash Amounts
To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

21.18    Written Communications
Any communication among the Employers, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law.

21.19    Direct Transfer of Contributions
Any Employee, including an Employee who has not yet satisfied any age and/or service requirements to become an Eligible Employee under the Plan, may, with the approval of the Administrator, have Transfer Contributions made to the Plan on his behalf by causing assets to be directly transferred by the trustee of another qualified retirement plan to the Trustee of the Plan.

Amounts contributed to the Plan through a direct rollover shall not constitute Transfer Contributions.

Transfer Contributions made on behalf of an Employee shall be deposited in the Trust and credited to a Transfer Contributions Sub-Account established in the Employee's name. Such Sub-Account shall share in the allocation of earnings, losses, and expenses of the Trust Fund(s) in which it is invested but shall not share in allocations of Employer Contributions.

In the event a Transfer Contribution is made on behalf of an Employee who has not yet satisfied the requirements to become an Eligible Employee under the Plan, such Transfer Contributions Sub-Account shall represent the Employee's sole interest in the Plan until he becomes an Eligible Employee.

21.20    Plan Correction Procedures
The Employer shall take such action as it deems necessary to correct any Plan failure, including, but not limited to, omission of an Eligible Employee, inclusion of an ineligible Employee, operational failures, documentation failures (such as a failure to timely amend), failures affecting Plan qualification, etc. as required by the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2016-51, or any superseding guidance ("EPCRS").

In the event of a fiduciary breach or a prohibited transaction, correction shall be made in accordance with the requirements of ERISA and the Code.

ARTICLE XXII
TOP-HEAVY PROVISIONS
22.1    Definitions
For purposes of this Article, the following terms shall have the following meanings:

The "compensation" of an employee means his "415 compensation" as defined in Section 7.1.

The "determination date" with respect to any Plan Year means the last day of the preceding Plan Year, except that the "determination date" with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

A "key employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the "determination date" was an officer of an Employer or a Related Employer having annual "compensation" greater than $165,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2012), a 5% owner of an Employer or a Related Employer, or a 1% owner of an Employer or a Related Employer having annual "compensation" of more than $150,000.

A "non-key employee" means any Employee who is not a "key employee".

A "permissive aggregation group" means those plans included in each Employer's "required aggregation group" together with any other plan or plans of the Employer or any Related Employer, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

A "required aggregation group" means the group of tax-qualified plans maintained by an Employer or a Related Employer consisting of each plan in which a "key employee" participates or participated at any time during the Plan Year containing the "determination date" or any of the 4 preceding Plan Years (regardless of whether the plan has terminated) and each other plan that enables a plan in which a "key employee" participates to meet the requirements of Code Section 401(a)(4) or Code Section 410.

A "top-heavy group" with respect to a particular Plan Year means a "required" or "permissive aggregation group" if the sum, as of the "determination date", of the present value of the cumulative accrued benefits for "key employees" under all defined benefit plans included in such group and the aggregate of the account balances of "key employees" under all defined contribution plans included in such group exceeds 60% of a similar sum determined for all employees covered by the plans included in such group.

A "top-heavy plan" with respect to a particular Plan Year means (i) in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the "determination date", the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of "key employees" exceeds 60% of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made during the one-year period ending on the "determination date" (5-year period ending on the "determination date" if distribution is made for any reason other than severance from employment, death, or disability), (ii) in the case of a defined benefit plan, a plan for which, as of the "determination date", the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to "key employees" exceeds 60% of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than "key employees") to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed during the one-year period ending on the "determination date" (5-year period ending on the "determination date" if distribution is made for any reason other than severance from employment, death, or disability), and (iii) any plan (including any simplified employee pension plan) included in a "required aggregation group" that is a "top-heavy group". For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Employer during the one-year period ending on the "determination date" shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a "required" or "permissive aggregation group". A Participant's interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Employer, shall not be considered in determining whether the Plan is a "top-heavy plan". Notwithstanding the foregoing, if a plan is included in a "required" or "permissive aggregation group" that is not a "top-heavy group", such plan shall not be a "top-heavy plan".

The "valuation date" with respect to any "determination date" means the most recent Valuation Date occurring within the 12-month period ending on the "determination date".

22.2    Applicability
Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a "top-heavy plan" as hereinafter defined, unless no amounts are allocated to any Eligible Employee's Account for the Plan Year, other than 401(k) Contributions that satisfy non-discrimination requirements using the safe harbor method described in Treasury Regulations Section 1.401(k)-3 and QACA Safe Harbor Matching Contributions.

22.3    Minimum Employer Contribution
If the Plan is determined to be a "top-heavy plan" for a Plan Year, the Employer Contributions allocated to the Account of each "non-key employee" who is an Eligible Employee and who is employed by an Employer or a Related Employer on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) 3% of his "compensation" or (ii) the largest percentage of "compensation" that is allocated as an Employer Contribution and/or 401(k) Contribution for such Plan Year to the Account of any "key employee"; except that, in the event the Plan is part of a "required aggregation group", and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions to each such "non-key employee" shall be 3% of the "compensation" of such "non key employee". Any minimum allocation to a "non-key employee" required by this Section shall be made without regard to any social security contribution made on behalf of the "non-key employee", his number of hours of service, his level of "compensation", or whether he declined to make elective or mandatory contributions.

Employer Contributions allocated to a Participant's Account in accordance with this Section shall be considered "annual additions" under Article VII for the "limitation year" for which they are made and shall be separately accounted for. Employer Contributions allocated to a Participant's Account shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election.

22.4    Exclusion of Collectively-Bargained Employees
Notwithstanding any other provision of this Article, Employees who are covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers shall not be entitled to a minimum allocation or accelerated vesting under this Article, unless otherwise provided in the collective bargaining agreement.

* * *

The adopting Employer may rely on an Opinion Letter issued by the Internal Revenue Service as evidence that the plan is qualified under Code Section 401(a) only to the extent provided in Revenue Procedure 2017-41. The Employer may not rely on the Opinion Letter in certain other circumstances or with respect to certain qualification requirements that are specified in the Opinion Letter issued with respect to this Basic Plan Document #16 and in Revenue Procedure 2017-41. The appropriateness of the adoption of this Plan, its qualification with the IRS, and the tax and employee benefit consequences are the responsibility of the Employer and its tax and legal advisors. Failure to properly complete and execute this Plan may result in disqualification. In order to have reliance in such circumstances, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service. Questions regarding adoption of this Plan, the intended meaning of any plan provisions, or the effect of the Opinion Letter issued by the Internal Revenue Service with respect to this Basic Plan Document #16 may be addressed to the Provider or agent designated for such purpose.

    EXECUTED AT Seattle, Washington, this 23rd day of August, 2024.

NORDSTROM, INC.
/s/ Lisa Price
By: Lisa Price
Title: Chief Human Resources Officer